UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Cohen & Steers, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 4, 2008

Dear Fellow Shareholders:

It is our pleasure to invite you to the Cohen & Steers, Inc. 2008 Annual Meeting of Shareholders.

We will hold the meeting on Friday, May 9, 2008, beginning at 9:00 a.m., local time, at our corporate headquarters located at 280 Park Avenue, New York, New York 10017.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about our company. Our 2007 Annual Report on Form 10-K and Annual Report to Shareholders accompany these enclosures.

Your vote is important. Whether you plan to attend the meeting in person or not, please review the enclosed material and complete, sign, date and return the enclosed proxy card in the envelope provided. Instead of returning a proxy card, you may choose to vote your shares by using the Internet or telephone voting options explained on your proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Martin Cohen Co-Chairman and Co-Chief Executive Officer	Robert H. Steers Co-Chairman and Co-Chief Executive Officer

280 Park Avenue, New York, New York 10017-2013     Tel: (212) 832-3232     Fax: (212) 832-3622

April 4, 2008

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

We will hold the Annual Meeting of Shareholders of Cohen & Steers, Inc. at our corporate headquarters located at 280 Park Avenue, New York, New York 10017, on Friday, May 9, 2008, beginning at 9:00 a.m., local time. At our Annual Meeting, we will ask you to:

(1)	Elect our entire Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	Approve the Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan;

(3)	Approve the Amended and Restated Cohen & Steers, Inc. 2004 Annual Incentive Plan;

(4)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2008; and

(5)	Consider any other business that is properly presented at the Annual Meeting.

You may vote at the Annual Meeting or any adjournments or postponements thereof if you were a Cohen & Steers shareholder at the close of business on March 18, 2008.

We have enclosed a Proxy Statement, form of proxy and self-addressed envelope. Please complete, sign and date the enclosed proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. Instead of returning a proxy card, you may choose to vote your shares by using the Internet or telephone voting options explained on your proxy card. Submitting the proxy before the Annual Meeting will not preclude you from voting in person at the Annual Meeting should you decide to attend.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

280 Park Avenue, New York, New York 10017-2013    Tel: (212) 832-3232    Fax: (212) 832-3622

April 4, 2008

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Cohen & Steers, Inc., a Delaware corporation (“Cohen & Steers,” “we” or “our”), of proxies to be voted at our 2008 Annual Meeting of Shareholders and at any adjournment or postponement thereof.

You are invited to attend our 2008 Annual Meeting of Shareholders on Friday, May 9, 2008, beginning at 9:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 280 Park Avenue, New York, New York 10017.

This Proxy Statement and form of proxy are being mailed starting April 4, 2008.

Items to Be Voted on at the Annual Meeting

The items of business scheduled to be voted on at the Annual Meeting are:

•	the election of directors;

•	the approval of the Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan (the “Amended and Restated Stock Incentive Plan”);

•	the approval of the Amended and Restated Cohen & Steers, Inc. 2004 Annual Incentive Plan (as amended, the “Amended and Restated Annual Incentive Plan”);

•	the ratification of the appointment of our independent registered public accounting firm for the current fiscal year; and

•	any other business that is properly presented at the Annual Meeting.

Board Recommendation

Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors, “FOR” the approval of the Amended and Restated Stock Incentive Plan and Amended and Restated Annual Incentive Plan, and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2008.

Shareholders Entitled to Vote

Holders of record of our common stock at the close of business on March 18, 2008 are entitled to receive this notice and to vote their shares of our common stock at the Annual Meeting. As of March 18, 2008, 41,482,507 shares of our common stock, par value $0.01 per share, were outstanding. Holders of our common stock are entitled to one vote per share.

How to Vote

If you hold your shares directly, you have four ways to vote, as explained on your proxy card. If your shares are in an account at a bank or broker, you will receive an instruction card and information on how to give voting instructions to your bank or broker.

You may:

•	Complete, sign, date, and return the enclosed proxy card in the envelope provided; the envelope requires no postage if mailed in the United States.

OR

•

Vote by using the Internet. Instructions are provided on your proxy card. The Internet voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. If you vote by the Internet, you may incur costs associated with Internet access, such as usage charges from Internet service providers and telephone companies.

OR

•	Vote by telephone using the instructions on your proxy card.

OR

•

Vote in person by attending the Annual Meeting. We will distribute ballots on request to shareholders who are eligible to vote at the Annual Meeting. Even if you returned a proxy before the Annual Meeting, you may withdraw it and vote in person.

Voting at the Annual Meeting

In the event you mail your proxy and you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly signed and returned and not revoked will be voted in accordance with your instructions at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If you sign and return your proxy card and if any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Revocation of Proxies

You have the right to revoke your proxy. This right allows you to change your mind about how your shares will be voted at the Annual Meeting. You can revoke your proxy at any time before voting is declared closed at the Annual Meeting. You may revoke your proxy by sending a signed proxy with a later date in time for us to receive it before voting is declared closed, or by voting in person at the Annual Meeting. You may also revoke your proxy by using the telephone or Internet voting options explained on your proxy card. You cannot, however, revoke your proxy at the Annual Meeting if you do not attend in person.

If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

Required Vote

The presence, in person or by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the voting power present in person or represented by proxy and entitled to vote is required for Item 1 (election of directors). The affirmative vote of holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter is required for Item 2 (the approval of the Amended and Restated Stock Incentive Plan), Item 3 (the approval of the Amended and Restated Annual Incentive Plan); provided that the total votes cast at the Annual Meeting on Items 2 and 3 represent over 50% in interest of our common stock. The affirmative vote of holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter is required for Item 4 (ratification of our independent registered public accounting firm). Abstentions and broker “non-votes” are not counted in the voting tally for purposes of Item 1. With respect to Items 2, 3 and 4, abstentions and broker “non-votes” will have the same effect as a vote against those items.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission, and facsimile transmission on our behalf by our directors, officers or employees, without additional compensation. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

List of Shareholders

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., by written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232.

Multiple Copies of Annual Report to Shareholders

Our 2007 Annual Report to shareholders accompanies this Proxy Statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one annual report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if we have received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one set of annual reports and one proxy statement, we will deliver promptly a separate copy of the 2007 Annual Report on Form 10-K, the 2007 Annual Report to Shareholders and this Proxy Statement to any shareholder who sends a written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. You can also notify us that you would like to receive separate copies of our annual reports and proxy statement in the future by writing our Corporate Secretary. Even if your household has received only one set of annual reports and one proxy statement, a separate proxy card has been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of our annual reports and proxy statement, you can request the delivery of single copies in the future by marking the designated box on the enclosed proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one set of annual reports and proxy statement, you can contact the holder of record to eliminate duplicate mailings.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting

The proxy materials for the Annual Meeting, including the 2007 Annual Report and Proxy Statement, are available over the Internet by accessing the “Corporate Info” section of our Web site at www.cohenandsteers.com. Other information on our Web site does not constitute part of the Company’s proxy materials.

Confidentiality of Voting

We keep all the proxies, ballots, and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, BNY Mellon Shareowner Services, examine these documents. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to us by BNY Mellon Shareowner Services.

Voting Results

BNY Mellon Shareowner Services, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which we currently plan to file with the Securities and Exchange Commission (the “SEC”) in August 2008.

Annual Report

We make available free of charge through our website at www.cohenandsteers.com under the headings “Corporate Info/SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each shareholder upon written request, a copy of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports. Requests for copies should be addressed to Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to (212) 832-3232 or via e-mail to srappa@cohenandsteers.com. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Neither the Annual Report on Form 10-K for the year ended December 31, 2007 nor the 2007 Annual Report to Shareholders shall constitute a part of the proxy solicitation materials.

PRINCIPAL SHAREHOLDERS

As of March 18, 2008, our co-chairmen and co-chief executive officers, Martin Cohen and Robert H. Steers, each directly and indirectly owned approximately 28% of our outstanding common stock. As long as Mr. Cohen and Mr. Steers together continue to own a majority of the voting power of our common stock, together they will be able to elect our entire Board of Directors and generally to determine the outcome of all corporate actions requiring shareholder approval.

ITEM 1:

ELECTION OF DIRECTORS

Information Concerning the Nominees and Directors

Our amended and restated certificate of incorporation provides that the Board of Directors will consist of that number of directors determined from time to time by the Board of Directors. Acting upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors has fixed the number of directors at six and has nominated the six persons identified herein for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. The Board of Directors recommends a vote “FOR” each of the six persons identified herein for election as directors.

The proxies solicited hereby, unless directed to the contrary therein, will be voted “FOR” all of the nominees named in this Proxy Statement. All such nominees are currently directors of our company. All nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the shares represented by all valid proxies will be voted by the person or persons acting under said proxy in accordance with the recommendation of the Board of Directors.

Set forth below are the names of the nominees for election as our directors; their ages and principal occupations as of March 18, 2008; the years the nominees first became directors of our company; and their biographical information.

Name	Age	Position
Martin Cohen	59	Co-chairman, co-chief executive officer and director
Robert H. Steers	55	Co-chairman, co-chief executive officer and director
Richard E. Bruce	70	Director
Peter L. Rhein	66	Director
Richard P. Simon	62	Director
Edmond D. Villani	61	Director

Martin Cohen, a director since August 2004, is the co-founder, co-chairman and co-chief executive officer. Prior to co-founding the firm in 1986, Mr. Cohen was a senior vice president and portfolio manager at National Securities and Research Corporation from 1984 to 1986, where in 1985 he and Mr. Steers organized and managed the nation’s first real estate securities mutual fund. From 1976 to 1981, Mr. Cohen was a vice president at Citibank, where in 1980 he organized and managed the Citibank Real Estate Stock Fund. Mr. Cohen has a BS degree from the City College of New York and an MBA degree from New York University. He has served as a member of the Board of Governors of the National Association of Real Estate Investment Trusts. In 2001, he was the recipient of the National Association of Real Estate Investment Trusts Industry Achievement Award. Mr. Cohen serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds.

Robert H. Steers, a director since August 2004, is the co-founder, co-chairman and co-chief executive officer. Prior to co-founding the firm in 1986, Mr. Steers was a senior vice president and the chief investment officer of National Securities and Research Corporation from 1982 to 1986, where in 1985 he and Mr. Cohen organized and managed the nation’s first real estate securities mutual fund. From 1977 to 1982, Mr. Steers was a vice president at Citibank, serving as an analyst and portfolio manager of Citibank’s Emerging Growth Stock Fund. Mr. Steers has a BS degree from Georgetown University and an MBA degree from George Washington University. Mr. Steers serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds.

Richard E. Bruce, a director since August 2004, retired from Merrill Lynch in 2004. From 1992 until his retirement, Mr. Bruce worked in the Equity Capital Markets department at Merrill Lynch, most recently as a director. Mr. Bruce has a BA degree in economics from Union College and an MBA degree from the Wharton School of the University of Pennsylvania.

Peter L. Rhein, a director since August 2004, has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was vice president, treasurer and chief financial officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein is a Certified Public Accountant. Mr. Rhein serves on the board of directors and as chairman of the audit committee for HCP, Inc. and on the board of governors of the Fulfillment Fund, a not-for-profit organization which supports education for disadvantaged students. Mr. Rhein has a BS degree in accounting from Claremont McKenna College.

Richard P. Simon, a director since August 2004, retired from Goldman Sachs & Co. in 2004. From 1978 until his retirement, he was employed in various capacities by Goldman Sachs, most recently as a managing director. Between 1990 and 2002, Mr. Simon coordinated the Goldman Sachs global media, publishing, advertising, broadcasting, and cable research and served as a managing director from 1996 until his retirement. Prior to retiring from Goldman Sachs, Mr. Simon also mentored analysts and was deputy director of research. He is currently a member of the board of directors of Visions, a not-for-profit organization for the visually impaired and blind. Mr. Simon has a BA degree in accounting from the University of Toledo and an MBA degree from New York University.

Edmond D. Villani, a director since August 2004, served as Vice Chairman of Deutsche Asset Management, North America until December 31, 2005. Between 1997 and 2002 he was the chief executive officer of Scudder, Stevens & Clark, Inc. and its successor entities. He is chairman of the board of Georgetown

University and serves on the board of the Colonial Williamsburg Foundation and the investment committee of the Rockefeller Brothers Fund. In addition, he chairs the advisory board of the Penn Institute for Economic Research at the University of Pennsylvania. Mr. Villani has a BA degree in Mathematics from Georgetown University and a Ph.D. degree in economics from the University of Pennsylvania.

Other Executive Officers

In addition to Mr. Cohen and Mr. Steers, the following persons currently serve as our executive officers:

Name	Age	Position
Joseph M. Harvey	44	President
Adam M. Derechin	43	Executive vice president and chief operating officer
Matthew S. Stadler	53	Executive vice president and chief financial officer
Francis C. Poli	45	Executive vice president and general counsel

Joseph M. Harvey, president, is responsible for the firm’s investment department. Prior to joining us in 1992, he was a vice president with Robert A. Stanger Co., where for five years he was an analyst specializing in real estate and related securities for the firm’s research and consulting activities. Mr. Harvey has a BSE degree from Princeton University. Mr. Harvey serves as a vice president of each of the Cohen & Steers open-end and closed-end mutual funds.

Adam M. Derechin, CFA, executive vice president and chief operating officer, is responsible for the firm’s investment administration and systems departments. Prior to joining us in 1993, he worked for the Bank of New England, where he supervised mutual fund accountants. Mr. Derechin has a BA degree from Brandeis University and an MBA degree from the University of Maryland. Mr. Derechin serves as chief executive officer and president of each of the Cohen & Steers open-end and closed-end mutual funds.

Matthew S. Stadler, executive vice president and chief financial officer, oversees the firm’s accounting and finance department. Prior to joining us in May 2005, he served as a managing director at Lehman Brothers Inc. and chief financial officer of Neuberger Berman Inc., a Lehman Brothers company. He joined Neuberger Berman in 1999 and served as chief financial officer while the firm was an independent public company. Mr. Stadler also served as a senior vice president and chief financial officer of National Discount Brokers Group from May 1999 until October 1999 and a senior vice president and chief financial officer of Santander Investment Securities Inc. from August 1994 until April 1999.

Francis C. Poli, executive vice president and general counsel, oversees the firm’s legal and compliance department. Prior to joining us in 2007, Mr. Poli spent nine years with Allianz Global Investors, most recently as managing director, chief legal officer and director of U.S. compliance. Prior to that, Mr. Poli served as vice president and assistant general counsel at J.P. Morgan & Co. and as an associate in the Securities Practice Group at Kelley Drye & Warren. Mr. Poli has a BA degree from Boston College and a JD from Pace University School of Law.

There are no family relationships between or among any of the members of the Board of Directors and the executive officers.

CORPORATE GOVERNANCE AT COHEN & STEERS

We regularly monitor regulatory developments and review our policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and the New York Stock Exchange, Inc. (the “NYSE”).

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address the following key corporate governance subjects, among others: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. Our Corporate Governance Guidelines is available at our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” Further, we will provide a copy of this document without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for our directors, officers, and employees which addresses these important topics, among others: conflicts of interest; corporate opportunities; confidentiality of information; fair dealing; protection and proper use of our assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of any illegal or unethical behavior. The Board of Directors has also adopted a Code of Ethics for our Senior Financial Officers. The purpose of the Code of Ethics for Senior Financial Officers is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of our financial books and records and the preparation of our financial statements. Our Code of Business Conduct and Ethics and Code of Ethics for our Senior Financial Officers are available at our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” Further, we will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Shareholders are encouraged to visit the corporate governance section of the “Corporate Info” page of our website at www.cohenandsteers.com for additional information about our Board of Directors and its committees, and corporate governance at our company.

Director Independence

Background. Under the NYSE’s corporate governance rules, no director qualifies as independent unless our Board of Directors affirmatively determines that the director has no “material relationship” with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. In addition, directors who have relationships covered by one of five bright-line independence tests established by the NYSE, as discussed below, may not be found to be independent.

The NYSE’s director independence requirements are designed to increase the quality of board oversight at listed companies and to lessen the possibility of damaging conflicts of interests. The NYSE’s corporate governance rules do not define every relationship that will be considered material for purposes of determining a director’s independence from our management. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. As the concern is a director’s independence from our management, however, the NYSE does not view the ownership of even a significant amount of our stock, by itself, as a bar to an independence finding.

NYSE’s bright-line independence tests. The NYSE has adopted five bright-line independence tests for directors. Each of these tests describes a specific set of circumstances that will cause a director to be not independent from our management. For example, a director who is an employee of ours, or whose immediate family member is an executive officer of our company, is not independent until three years after the end of the employment relationship. The other bright-line independence tests address circumstances involving: the receipt of more than $100,000 per year in direct compensation from us, except for certain permitted payments such as director fees; employment by or affiliations with our current or former internal or external auditors; interlocking directorates; and certain business relationships involving companies that make payments to, or receive payments from, us above specified annual thresholds. For more information about the NYSE’s bright-line director independence tests, including the NYSE commentary explaining the application of the tests, please go to the NYSE Web site at www.nyse.com.

Categorical standards of director independence adopted by the Board of Directors. The NYSE’s corporate governance rules permit a listed company’s board of directors to adopt categorical standards of director independence. Categorical standards are intended to assist a board in making determinations of independence. The NYSE recognizes that the adoption and disclosure of categorical standards provide investors with an adequate means of assessing the quality of a board’s independence and its independence determinations while avoiding the excessive disclosure of immaterial relationships.

The Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, has adopted categorical standards to assist it in determining whether or not certain relationships between the members of the Board of Directors and us or our affiliates and subsidiaries (either directly or as partner, shareholder or officer of an organization that has a relationship with us) are material relationships for purposes of the listing standards of the NYSE. The Board of Directors has determined that the following relationships should not be considered material relationships that would impair a director’s independence: (1) relationships arising in the ordinary course of business, such as asset management, acting as trustee, or other financial service relationships, so long as the services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers; (2) relationships where a director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payment from, us for property or services in an amount which, in any single fiscal year, are less than the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company; (3) relationships where a director beneficially owns, or is an employee of another company that beneficially owns, less than 10% of our common equity; (4) relationships where a director is an executive officer or an employee of another company to which we are indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the company for which he or she serves as an executive officer or an employee; and (5) relationships where a director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than the greater of $1,000,000 or two percent of that organization’s consolidated gross revenues.

Independence determinations made by the Board of Directors. At its meeting on February 27, 2008, the Board of Directors made a determination as to the independence of each director, in accordance with the applicable NYSE corporate governance rules. The Board of Directors determined at this meeting that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. At this meeting, the Board of Directors considered, but did not believe to be material, the fact that we, through our advisory clients, owned as of December 31, 2007 approximately 2.7% of the outstanding common stock of HCP, Inc., a company for which Mr. Rhein serves on the board of directors and is the chairman of the audit committee. Further, the Board of Directors considered, but did not believe to be material, the fact that our investment banking group from time to time performed certain merger and acquisition and capital raising services for HCP. Finally, the Board of Directors determined that each of Mr. Cohen and Mr. Steers was not independent. No director participated in the final determination of his own independence.

Consideration of Director Candidates

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board of Directors membership. The recommending shareholder should also submit evidence of the shareholder’s ownership of our shares, including the number of shares owned and the length of time of ownership. The recommendation should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Director qualifications. Our Corporate Governance Guidelines contain Board of Directors membership criteria that apply to Nominating and Corporate Governance Committee-recommended candidates for a position on our Board of Directors. The minimum qualifications for serving as a member of the Board of Directors are that a person demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of our business and affairs and that a person have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, diversity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time and effort to the responsibilities of the Board of Directors. Each director must represent the interests of all of our shareholders.

Identifying and evaluating candidates for director. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons meeting the criteria described above. The Nominating and Corporate Governance Committee also may engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or a person designated by the Nominating and Corporate Governance Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate and reviews the person’s accomplishments and qualifications. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

There are no nominees for election to our Board of Directors this year who have not previously served as one of our directors.

Executive Sessions

Executive sessions of non-management directors are held at least four times a year. “Non-management directors” include all directors who are not our officers. Currently, Mr. Cohen and Mr. Steers are the only officers serving on our Board of Directors. Each session is chaired by one of the non-management members of the Board of Directors on a rotating basis. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors (including without limitation the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any Board of Directors committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o General Counsel, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. To communicate with any of our directors electronically, shareholders should go to our corporate website at www.cohenandsteers.com. Under the headings “Corporate Info/Board of Directors/Contact the Board of Directors,” shareholders may find the e-mail address board_communications@cohenandsteers.com, which may be used for writing an electronic message to the Board of Directors, any individual director, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by our Associate General Counsel for the sole purpose of determining whether the contents represent a message to our directors.

Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” Further, we will provide a copy of these charters without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

The Audit Committee

The Board of Directors has a standing Audit Committee composed of Messrs. Rhein (Chair), Bruce, Simon and Villani that satisfies the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes listing standards relating to audit committees in the following areas: the independence of audit committee members; the audit committee’s responsibility to select and oversee our independent registered public accounting firm; procedures for handling complaints regarding our accounting practices; the authority of the audit committee to engage advisors; and funding for the independent registered public accounting firm and any outside advisors engaged by the audit committee. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. Furthermore, the Board of Directors has determined that Mr. Rhein qualifies as an “audit committee financial expert” as defined in the SEC rules and the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee’s primary purposes are to assist Board of Director oversight of the following: the integrity of our financial statements; the independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function and independent registered public accounting firm; and the compliance by us with legal and regulatory requirements. The Audit Committee also prepares the audit committee report as required by the SEC’s rules for inclusion in our annual proxy statement.

The Audit Committee regularly holds separate sessions with management, internal auditors, and the independent registered public accounting firm. The Audit Committee’s procedures for the pre-approval of the audit and permitted non-audit services are described in “Item 4: Ratification of the Appointment of Independent Registered Public Accounting Firm—Audit Committee Pre-Approval Policy.”

The Compensation Committee

The Compensation Committee is responsible for overseeing our stock award and incentive plans and establishing the compensation for certain of our executive officers. The Compensation Committee is presently composed of Messrs. Villani (Chair), Bruce, Rhein and Simon. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules.

The Compensation Committee has delegated to Martin Cohen and Robert H. Steers the authority (with certain limitations) to grant awards under the Amended and Restated Stock Incentive Plan to participants in the plan who are not directors or senior officers of the company.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the following: assisting the Board of Directors by identifying individuals qualified to become Board of Directors members, and to recommend to the Board of Directors the director nominees for the next annual meeting of shareholders; recommending to the Board of Directors the Corporate Governance Guidelines applicable to us; leading the Board of Directors in its annual review of the Board of Directors and management’s performance; and recommending to the Board of Directors director nominees for each committee. The Nominating and Corporate Governance Committee is presently composed of Messrs. Simon (Chair), Bruce, Rhein and Villani. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules.

Meetings of the Board’s Committees

The Board of Directors met four times during 2007. During 2007, the Board of Directors’ committees held the following number of meetings: Audit Committee—eight meetings; Compensation Committee—five meetings; Nominating and Corporate Governance Committee—two meetings. In 2007, each director attended all of the meetings of the Board of Directors and each committee of the Board of Directors on which such director served.

The Board of Directors believes that it is important for shareholders to have the opportunity to meet and talk to the independent members of the Board of Directors. Therefore, the Board of Directors generally schedules a board meeting in conjunction with our annual shareholders’ meeting and expects directors, absent valid reasons, to attend the shareholders’ meeting. All of the members of the Board of Directors attended the 2007 annual meeting of shareholders.

Compensation of Directors

Our policy is not to pay additional compensation to directors who are also our employees. The Nominating and Corporate Governance Committee reviews and recommends to our Board of Directors the compensation of our non-employee directors. As part of this review, the Nominating and Corporate Governance Committee consults with McLagan, a compensation consulting and research firm, to determine the reasonableness and adequacy of our non-employee director compensation. In August 2007, the Nominating and Corporate Governance Committee recommended, and our Board of Directors approved, changes to our non-employee director compensation.

Each outside director receives an annual retainer of $120,000, $45,000 of which is payable quarterly in cash and $75,000 of which is payable quarterly in restricted stock units. The restricted stock units are granted under our Amended and Restated Stock Incentive Plan and are 100% vested on the date of grant. The shares of common stock underlying the restricted stock units granted to a director will be delivered to the director on the third anniversary of the date of grant. Dividends on these restricted stock units are paid in cash as and when dividends are paid by us on our common stock.

The chair of the Audit Committee receives an additional annual retainer of $15,000, the chair of the Compensation Committee receives an additional annual retainer of $7,500 and the chair of the Nominating and Corporate Governance Committee receives an additional annual retainer of $5,000. Each member of the Audit Committee receives an additional annual retainer of $15,000, each member of the Compensation Committee receives an additional annual retainer of $7,500, and each member of the Nominating and Corporate Governance Committee receives an additional annual retainer of $5,000.

Outside directors are further reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings as well as reasonable expenses for continuing education programs related to their role as a member of the board.

Outside directors receive no compensation from us other than compensation as one of our directors.

The following chart sets forth the compensation paid by us to non-employee directors in 2007.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2) ($)	Total ($)
Richard E. Bruce	63,823	58,427	—	—	—	3,663	125,913
Peter L. Rhein	77,573	58,427	—	—	—	3,663	139,663
Richard P. Simon	68,823	58,427	—	—	—	3,663	130,913
Edmond D. Villani	71,323	58,427	—	—	—	3,663	133,413

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”), of awards pursuant to our Amended and Restated Stock Incentive Plan. Assumptions used in the calculation of these amounts are included in footnotes 2 and 7 to our audited consolidated financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 14, 2008.

In calendar year 2007, each of the directors was actually granted 1,237 restricted stock units having an aggregate grant date fair value of $50,182. These restricted stock units were 100% vested at the time of grant, although the directors will not receive the shares of stock underlying the restricted stock units until the third anniversary of their grant. No directors held any unvested stock awards at December 31, 2007.

(2)	Represents the dividends paid on undelivered restricted stock units granted to the directors.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Report of the Audit Committee

The Board of Directors has appointed an Audit Committee composed of four directors, each of whom is independent as defined in the NYSE listing standards. The Board of Directors has determined that Mr. Rhein is an “audit committee financial expert,” as that term is defined in the SEC rules.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is available on our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and prepared in accordance with accounting principles generally accepted in the United States of America. Management is responsible for preparing our financial statements and for maintaining internal control and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed our audited financial statements with management and with Deloitte & Touche LLP, our independent registered public accounting firm for 2007.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance.

The Audit Committee has received from Deloitte & Touche LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP, and has considered the compatibility of nonaudit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Peter L. Rhein (Chair) Richard E. Bruce Richard P. Simon Edmond D. Villani

REPORT OF THE COMPENSATION COMMITTEE

The following compensation committee report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2007.

MEMBERS OF THE COMPENSATION COMMITTEE

Edmond D. Villani (Chair) Richard E. Bruce Peter L. Rhein Richard P. Simon

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of holdings of, and transactions in, our shares with the SEC. To the best of our knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2007, our directors, executive officers and ten percent holders met all applicable SEC filing requirements except that a Form 4 for Bernard Doucette, our chief accounting officer, reporting one transaction was inadvertently filed late due to an administrative error. Reports filed with the SEC detailing purchases and sales of our equity securities by such persons may be found on our corporate website at www.cohenandsteers.com under “Corporate Info/SEC Filings.”

OWNERSHIP OF COHEN & STEERS COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 18, 2008 by: (1) each person who is known by us to own beneficially more than 5% of any class of outstanding shares of our common stock; (2) each of our directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all of our executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of common stock shown. The number of shares of common stock shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following security ownership table, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 18, 2008 through the exercise of any option, warrant or right or the delivery of shares of common stock underlying restricted stock units.

As of March 18, 2008, there were 41,482,507 shares of our common stock outstanding. This amount does not include restricted stock units issued by us to our employees. See footnote 1 to the following stock ownership table.

Name(†)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock Outstanding	Amount of Restricted Stock Units Owned(1)
Baron Capital Group, Inc. 767 Fifth Avenue New York, NY10153	3,088,860	(2)	7.5%	—
Martin Cohen	11,731,264	(3)(4)	28.3%	184,155
Robert H. Steers	11,727,577	(5)	28.3%	184,155
Richard E. Bruce	4,863		*	5,023
Peter L. Rhein	10,000		*	5,023
Richard P. Simon	2,863		*	5,023
Edmond D. Villani	1,863		*	5,023
Joseph M. Harvey	917,056	(4)	2.2%	194,211
James S. Corl	67,332		*	—
Matthew S. Stadler	34,135	(6)	*	129,921	(6)
All directors and executive officers as a group (10 persons)	24,703,266	(3)(5)	59.6%	817,070

†	The address for each of the directors and executive officers is c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

*	The number of shares of common stock held by such individual is less than 1% of the outstanding shares of such class of common stock.

(1)	Represents non-voting restricted stock units granted under our Amended and Restated Stock Incentive Plan. Additional information on our Amended and Restated Stock Incentive Plan appears in the Compensation Discussion and Analysis and the Summary Compensation Table.

(2)	This information is obtained from a Schedule 13G/A filed on February 14, 2008 by Baron Capital Group, Inc., Baron Capital Management, Inc., BAMCO, Inc. and Ronald Baron.

(3)	Includes 1,340,701 shares of common stock held by The Martin Cohen 1998 Family Trust. Mr. Cohen disclaims beneficial ownership of the shares held by this trust.

(4)	725,000 of the shares held by Mr. Cohen have been pledged as loan collateral. 917,056 of the shares held by Mr. Harvey are held in a margin brokerage account and have been pledged as loan collateral.

(5)	Includes 950,920 shares of common stock held by The Robert H. Steers Family Trust. Mr. Steers disclaims beneficial ownership of the shares held by this trust.

(6)	Includes 23,888 shares of common stock that will be delivered on May 9, 2008 upon the vesting of the restricted stock units underlying such shares.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

Our compensation programs are designed to support our business goals and promote both short-term and long-term growth by attracting, motivating and retaining the management talent we need to maintain and strengthen our position in the asset management business. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our executive officers who are named in the compensation tables of our proxy statements (we refer to these individuals as the “named executive officers”). Our named executive officers are our co-chairmen and co-chief executive officers, Martin Cohen and Robert H. Steers, our chief financial officer, Matthew S. Stadler, our president, Joseph M. Harvey, and James S. Corl, executive vice president. Mr. Corl resigned from the company, effective March 4, 2008.

The Compensation Committee determines all components of our co-chief executive officers’ compensation and reviews and approves all components of our other named executive officers’ compensation. This includes making individual compensation decisions and reviewing and revising our compensation plans, programs, and guidelines as appropriate.

Compensation Philosophy

The following principles guide the design and oversight of our compensation programs:

Compensation should be related to performance. We believe that an employee’s compensation should be tied to how the individual employee performs and to how well both we as a company and the employee’s team perform.

Compensation levels are competitive. Our Compensation Committee annually reviews compensation survey data from independent sources to ensure that our compensation programs are competitive. The survey data used covers companies with whom we compete for leadership talent. The Compensation Committee does not aim to target compensation levels within a particular range related to levels provided by industry peers, but uses these comparisons as one factor in determining the expected total value of annual base salary, annual incentive performance bonus (including the mandatory and optional program deferrals described in “Elements of Executive Compensation—Annual Incentive Performance Bonus” in this Proxy Statement) and other equity awards that fairly compensate executive officers when considered in combination.

Equity awards are a significant part of total compensation. Through our mandatory and optional deferral programs, as well as other equity grants discussed in “Elements of Executive Compensation—Other Equity Awards” in this Proxy Statement, restricted stock units comprise a significant portion of the total compensation package for the named executive officers. The restricted stock units generally vest over three to five years and are conditioned on continuous employment to serve as a retention incentive.

Employees are provided with opportunities to own our common stock. We provide employees at all levels with various ways to become owners of our company. Since our initial public offering in 2004, we have granted restricted stock unit grants to broad segments of employees. Further, our mandatory and optional deferral programs (in which we match a portion of the deferred amount in additional restricted stock units) have provided a means for employees to become shareholders of our company. Lastly, employees may purchase shares of our common stock at a 15% discount through our Employee Stock Purchase Plan.

Elements of Executive Compensation

The three primary components of our executive compensation programs are annual base salary, annual incentive performance bonuses (including mandatory and optional program deferrals) and other equity awards.

Annual base salary. Base salaries are set at levels that are competitive with similar positions at other comparable asset management companies (the group of comparable companies asset management companies is described in “Named Executive Officer Compensation” in this Proxy Statement). Consistent with practices generally applied in the asset management industry, the Compensation Committee sets base salaries for named executive officers at levels that should constitute a relatively low percentage of their total compensation. This approach is consistent with the principle of linking compensation to performance since it results in most of an executive’s compensation being paid through more variable incentive awards.

While we review base salary surveys annually, base salaries for those at executive levels are generally adjusted less frequently. Adjustments, if any, at the senior leadership level are made to recognize significant expansion of an individual’s role, outstanding and sustained individual performance, or if competitive market data indicate a significant deviation from the market.

Annual incentive performance bonus. The Compensation Committee grants annual incentive performance bonuses to our named executive officers under our Amended and Restated Annual Incentive Plan. Annual incentive performance bonuses are designed to provide a linkage among employee performance, our annual performance and long-term increases in shareholder value. Because incentive compensation awards are generally tied to performance, they will usually constitute the largest portion of annual compensation paid to the named executive officers.

Early each year, the Compensation Committee, working with senior management, reviews the general performance criteria for our company and our named executive officers. Further, the Compensation Committee determines the maximum annual incentive performance bonus for each of the named executive officers (for a discussion of the performance criteria, see “Named Executive Officer Compensation” below).

The maximum annual incentive performance bonuses are expressed as a percentage of our adjusted pre-tax profit. Adjusted pre-tax profit means our pre-incentive and pre-tax income, excluding extraordinary items or variances. The maximum annual incentive performance bonus amount that each named executive officer is eligible to receive is not an expectation of actual annual incentive performance bonus amounts that will be paid to the named executive officers, but a cap on the range of compensation that the named executive officer may be paid while maintaining the tax deductibility of the bonus as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee believes that this bonus structure is in the best interests of shareholders because it enables the most prudent use of our assets by ensuring the deductibility of performance-based compensation while allowing the Compensation Committee to appropriately compensate the named executive officers based on the performance of the company and the individual.

At the end of each year, the Compensation Committee approves a specific annual incentive performance bonus amount to each named executive officer. The Compensation Committee’s 2007 annual incentive performance bonus amounts for our named executive officers are discussed below under the heading “Named Executive Officer Compensation.” The Compensation Committee does not rely on predetermined formulas, weighted factors, specific benchmark percentiles or a limited set of criteria in making this decision. In determining the actual annual incentive performance bonus payable to a named executive officer, the Compensation Committee considers the overall performance of the company and the individual, market survey analysis for comparable public and private asset management firms, recommendations of our co-chief executive officers for the other named executive officers, historical compensation levels for each named executive officer, overall effectiveness of the executive compensation program and other subjective factors as the Compensation Committee deems relevant.

Annual incentive performance bonuses are generally paid in the year following the fiscal year performance period and are composed generally of cash and restricted stock units granted in lieu of cash, and mandatory and optional deferrals pursuant to our Mandatory Stock Bonus Program and Optional Stock Purchase Program under our Amended and Restated Stock Incentive Plan.

Mandatory Stock Bonus Program. In order to retain our executive officers and promote stock ownership, a significant portion of the total compensation granted to the named executive officers is mandatorily deferred into restricted stock units pursuant to our Mandatory Stock Bonus Program under our Amended and Restated Stock Incentive Plan. Under the terms of our Mandatory Stock Bonus Program, we match a portion of the mandatorily deferred amount in additional restricted stock units. Any dividends paid by us on our common stock will be reflected in additional restricted stock units on such deferred and company matching contribution amounts. The deferred amount and our matching contribution vest ratably over four years, and all accrued dividends vest on the fourth anniversary of the grant.

Optional Stock Purchase Program. All employees may voluntarily defer a portion of their annual incentive performance bonus into restricted stock units pursuant to our Optional Stock Purchase Program under our Amended and Restated Stock Incentive Plan. Under the terms of our Optional Stock Purchase Program, we match a portion of the optional deferred amount in additional restricted stock units. Any dividends paid by us on our common stock will be reflected in additional restricted stock units on such deferred and company matching contribution amounts. Pursuant to the terms of our Optional Stock Purchase Program, the voluntarily deferred amounts are immediately vested and the matching contributions and accrued dividends vest on the third anniversary of the grant.

Other equity awards. The grant of equity awards is consistent with our at-risk pay philosophy, as the equity awards are generally conditioned on continued employment. In granting equity awards, the Compensation Committee’s objective is also to provide named executive officers with long-term incentive award opportunities that are consistent with awards made by companies in our industry and based on each named executive officer’s individual performance. Currently, we provide named executive officers with restricted stock units that generally vest over five years, which are granted pursuant to our Amended and Restated Stock Incentive Plan.

Other compensation. Our named executive officers are generally eligible to participate, on an elective basis, in two other compensation plans that are generally available to all employees.

Employee Stock Purchase Plan. The purpose of the Employee Stock Purchase Plan is to encourage and enable eligible employees to purchase our stock at a discounted rate, thereby keeping the employees’ interests aligned with the interests of the shareholders. All named executive officers except Mr. Cohen and Mr. Steers may participate in this plan on the same basis as all other eligible employees. Eligible employees may elect to contribute on an after-tax basis between 1% and 10% of their annual pay to purchase our common stock; provided, however, that an employee may not contribute more than $25,000 to the plan under Internal Revenue Service restrictions. Shares are purchased at a 15% discount from the fair market value of our common stock on the last day of each of the four quarterly offering periods.

401(k) Savings Plan. We offer a tax-qualified 401(k) plan to all eligible employees. Employees may elect to contribute on a pre-tax basis between 1% and 100% of their annual pay into the 401(k) plan, up to the annual Internal Revenue Service maximum. We match 50% of employee contributions in cash in order to encourage employee participation and such matching contribution vests over a five year period.

Benefits and Perquisites

Our practice is to provide benefits and perquisites to executive officers that are the same as those offered to all of our other employees.

Compensation Consultant

In 2007, the Compensation Committee retained McLagan as its compensation consultant to advise it on all matters related to the senior executives’ compensation and our general compensation programs. McLagan advises the Compensation Committee in determining annual base salaries and annual incentive performance bonuses for senior executives and designing and determining individual restricted stock unit grant levels. McLagan also assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and provides guidance on industry trends and best practices.

Role of Management

Our senior management, under the leadership of our co-chief executive officers, plays an important role in establishing and maintaining our compensation programs. Senior management’s role includes recommending compensation plans and programs to the Compensation Committee, implementing the Compensation Committee’s decisions regarding the plans and programs and assisting and supporting the Compensation Committee in carrying out its duties.

Our co-chief executive officers regularly attend Compensation Committee meetings and provide information as to the individual performance of the other named executive officers and make annual recommendations to the Compensation Committee of appropriate compensation levels for all named executive officers other than themselves.

Named Executive Officer Compensation

Co-Chief Executive Officers. The Compensation Committee established a 2007 base salary of $500,000 for each of Mr. Cohen and Mr. Steers. This is the same base salary that each has received since 2005. The Compensation Committee elected not to adjust their base salary for 2007 because it decided that their current salary amount remains reasonable and competitive.

On March 13, 2007, the Compensation Committee reviewed the general performance criteria for our company and for each of Mr. Cohen and Mr. Steers. The Compensation Committee also determined that the maximum annual incentive performance bonus for each of Mr. Cohen and Mr. Steers would be no more than 3% of our 2007 adjusted pre-tax profit, subject to the $5 million maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. As previously discussed, in establishing this percentage, the Compensation Committee expected that their actual award for the fiscal year would be less than this maximum percentage.

On December 18, 2007, the Compensation Committee determined the actual amount of the annual incentive performance bonus for each of Mr. Cohen and Mr. Steers. As part of this process, the Compensation Committee reviewed and assessed our company’s and each of Mr. Cohen’s and Mr. Steers’ performance, including the company’s net income, revenues, assets under management and inflows and other subjective measures including the successful continued globalization and diversification of our product offerings and the build-out of our organizational structure. In order to ensure that our executive compensation programs were competitive, with the assistance of McLagan, the Compensation Committee compares our co-chief executive officer’s compensation against those of fifteen publicly traded asset management companies (Affiliated Managers Group, Inc.; Alliance Capital Management Holding; AMVESCAP, PLC; BlackRock, Inc.; Calamos Asset Management, Inc.; Eaton Vance Corp.; Federated Investors, Inc.; Franklin Resources, Inc.; GAMCO Investors, Inc.; Janus Capital Group, Inc.; BNY Mellon Asset Management International Limited; Nuveen Investments, Inc.; Putnam Investments Co.; State Street Global Advisors; and T. Rowe Price Group, Inc.). However, due to our relatively smaller size compared to these companies, the Compensation Committee does not believe that it is appropriate to compare compensation levels based solely on these fifteen publicly traded peers. Therefore, the Compensation Committee also reviewed compensation information obtained from a McLagan survey that contained twenty asset management firms of similar size.

Taking all of these factors into account, the Compensation Committee set an annual incentive performance bonus for each of Mr. Cohen and Mr. Steers as set forth below.

Name	2007 Annual Incentive Performance Bonus						Total 2007 Annual Incentive Performance Bonus ($)
	Cash ($)	Mandatory RSU Deferral ($)	Mandatory RSU Match ($)	Voluntary RSU Deferral ($)	Voluntary RSU Match ($)	RSU Award ($)
Martin Cohen	—	2,500,000	625,000	—	—	—	3,125,000

Robert H. Steers	—	2,500,000	625,000	—	—	—	3,125,000

Note that the restricted stock unit amounts set out above were actually granted in January 2008 and therefore, are not reflected in the Summary Compensation Table or the 2007 Grants of Plan-Based Awards table since they were not granted in 2007 nor included in compensation expense in 2007.

Other Named Executive Officers. The Compensation Committee, based upon the recommendation of Mr. Cohen and Mr. Steers, approved 2007 base salaries of $500,000 for Mr. Harvey and $300,000 for each of

Mr. Stadler and Mr. Corl. Annual base salaries for Messrs. Stadler and Corl have not changed since 2005 and for Mr. Harvey since 2006. The Compensation Committee elected not to adjust their base salaries for 2007 because it decided that their current salary remains reasonable and competitive.

On March 13, 2007, the Compensation Committee reviewed the general performance criteria for our company and for each of Messrs. Harvey, Stadler and Corl. The Compensation Committee also determined that the maximum annual incentive performance bonus for each of Messrs. Harvey, Stadler and Corl would be no more than 4.5%, 2.5% and 3.5%, respectively, of our 2007 adjusted pre-tax profit, each subject to the $5 million maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. As previously discussed, in establishing these percentages, the Compensation Committee expected that their actual awards for the fiscal year would be less than this maximum percentage.

On December 18, 2007, the Compensation Committee approved the actual amount of the annual incentive performance bonus for each of Messrs. Harvey, Stadler and Corl. In approving these awards, the Compensation Committee considered the recommendations of the co-chief executive officers, the company’s performance measures that it considered in establishing the co-chief executive officers’ compensation, the historical annual incentive performance awards of each executive officer and subjective factors about each executive officer including the responsibilities of the officer, the co-chief executive officers’ views as to the individual performance by the named executive officer during the fiscal year, and the co-chief executive officers’ views of the initiative, business judgment and management skills of the named executive officer.

The Compensation Committee also considered advice from McLagan as to compensation levels at the same competitor asset management firms considered for the co-chief executive officers.

Taking all of these factors into account, the Compensation Committee set an annual incentive performance bonus for each of Messrs. Harvey, Stadler and Corl as set forth below.

Name	2007 Annual Incentive Performance Bonus						Total 2007 Annual Incentive Performance Bonus ($)
	Cash ($)	Mandatory RSU Deferral ($)	Mandatory RSU Match ($)	Voluntary RSU Deferral ($)	Voluntary RSU Match ($)	RSU Award ($)
Joseph M. Harvey	705,000	945,000	236,250	550,000	137,500	300,000	2,873,750

Matthew S. Stadler	415,000	560,000	140,000	325,000	81,250	—	1,521,250

James S. Corl	1,162,500	787,500	196,875	—	—	250,000	2,396,875

Note that the restricted stock unit amounts set out above were actually granted in January 2008 and therefore, are not reflected in the Summary Compensation Table or the 2007 Grants of Plan-Based Awards table since they were not granted in 2007 nor included in compensation expense in 2007.

Termination and Change in Control Arrangements

Under the terms of the restricted stock unit award agreements made pursuant to our Amended and Restated Stock Incentive Plan, all employees who receive restricted stock unit awards are entitled to the immediate vesting of their restricted stock units if their employment is terminated by us without “cause” or by the employee for “good reason” (each as defined under the Amended and Restated Stock Incentive Plan) within the two year period following a change in control of the company. This “double trigger” provision is designed to address our employees’ concerns regarding a change in the majority ownership of our company from Mr. Cohen and Mr. Steers.

In addition, pursuant to the terms of their employment agreements, our co-chief executive officers are entitled to payments and benefits upon the occurrence of specified events, including termination of employment (with and without cause). The specific terms of our co-chief executive officers’ employment agreements are described in detail in “Employment Agreements with Martin Cohen and Robert H. Steers” in this Proxy Statement. The terms of the employment agreements were set through the course of arms-length negotiations with each of our co-chief executive officers at the time of our initial public offering in 2004. As part of these negotiations, the company analyzed the terms of the same or similar arrangements for comparable executives employed by comparable companies and this approach was used by the company in setting the amounts payable and the triggering events under the arrangements.

An estimate of the compensation that would have been payable to our named executive officers upon the occurrence of the above termination events, as if each termination event occurred as of fiscal year-end, is described in detail in “Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for compensation exceeding $1,000,000 paid to the named executive officers. However, compensation that is “performance based” (i.e., compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the shareholders and is determined and administered by the Compensation Committee according to related regulations) is excluded from this $1,000,000 limitation and is deductible.

Pursuant to transitional rules set forth in the regulations under Section 162(m) of the Internal Revenue Code, the $1,000,000 deduction limit did not apply to the compensation paid to the named executive officers in 2007 pursuant to the terms of our Amended and Restated Annual Incentive Plan and our Amended and Restated Stock Incentive Plan. Accordingly, all such compensation paid in 2007 should be deductible by us.

Further, our compensation plans are structured so that all amounts paid under those plans should generally be fully deductible. To this end, the Compensation Committee annually establishes performance criteria in an effort to ensure deductibility of the awards made under the Amended and Restated Annual Incentive Plan and our Amended and Restated Stock Incentive Plan. However, based on the complexity of our business, the rapidly changing nature of the industry, as well as the continued competitive market for outstanding leadership talent, we believe it may be appropriate and competitive from time to time to consider certain compensation even though it is not fully tax-deductible.

Summary Compensation Table

The following summary compensation table sets forth information concerning the total compensation, during 2007, of our co-chief executive officers, our chief financial officer and the next two most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)		Total
		($)	($)	($)	($)	($)		($)	($)		($)
Martin Cohen Co-Chairman and Co-CEO	2007 2006	500,000 500,000	— —	719,138 291,572	— —	— 200,000	(5)	— —	60,226 25,028	(4) (6)	1,279,364 1,016,600

Robert H. Steers Co-Chairman and Co-CEO	2007 2006	500,000 500,000	— —	719,138 291,572	— —	— 200,000	(5)	— —	60,226 25,028	(4) (6)	1,279,364 1,016,600

Joseph M. Harvey President	2007 2006	500,000 500,000	— —	1,247,817 788,142	— —	1,255,000 1,450,000	(7) (8)	— —	95,461 44,892	(4) (6)	3,098,278 2,783,034

Matthew S. Stadler CFO	2007 2006	300,000 300,000	— —	673,872 492,372	— —	740,000 675,000	(9) (10)	— —	40,948 18,153	(4) (6)	1,754,820 1,485,525

James S. Corl(12) Executive Vice President	2007 2006	300,000 300,000	— —	665,766 403,602	— —	1,162,500 1,325,000	(11) (11)	— —	52,220 25,263	(4) (6)	2,180,486 2,053,865

(1)	The executive’s annual incentive performance bonus is reported in this Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended 2007 and 2006, respectively, in accordance with FAS 123(R) of awards pursuant to our Amended and Restated Stock Incentive Plan, and thus may include amounts from awards granted in and prior to such periods. Assumptions used in the calculation of these amounts are included in footnotes 2 and 7 to our audited consolidated financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 14, 2008.

The 2007 Grants of Plan Based Awards Table contained in this Proxy Statement discloses the actual number and grant date fair value of restricted stock units granted in 2007 to each of the named executive officers.

(3)	Perquisites and other personal benefits for each named executive officer were less than $10,000 in the aggregate and therefore, information regarding perquisites and other personal benefits has not been included.

(4)	Includes a matching contribution in our 401(k) Plan of $10,250 for each of Messrs. Cohen, Steers and Stadler and $7,750 for each of Mr. Harvey and Mr. Corl.

Also includes $49,976, $49,976, $87,711, $30,697 and $44,470 in dividend equivalents reflected in additional restricted stock units throughout 2007 on optional and mandatory restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Corl pursuant to our Optional Stock Purchase Program and Mandatory Stock Bonus Program.

(5)	Vested restricted stock units with a grant date fair value of $200,000 were awarded to Mr. Cohen and Mr. Steers on January 26, 2007 pursuant to our Optional Stock Purchase Program in lieu of the payment of cash for a portion of their 2006 annual incentive performance bonus. Mr. Cohen and Mr. Steers received no cash annual incentive performance bonus in 2006. These vested restricted stock unit awards are reflected in the 2007 Grants of Plan Based Awards table in this Proxy Statement.

On August 9, 2004, we entered into identical employment agreements with Martin Cohen and Robert H. Steers that provide for an annual incentive performance bonus payment of at least $1,000,000 in 2007. These employment agreements were subsequently amended on February 27, 2008 to remove this minimum annual performance bonus amount.

(6)	Includes a matching contribution in our 401(k) Plan of $10,000 for each of Messrs. Cohen, Steers and Stadler and $7,500 for each of Mr. Harvey and Mr. Corl.

Also includes $15,028, $15,028, $37,392, $8,153 and $17,763 in dividend equivalents reflected in additional restricted stock units throughout 2006 on optional and mandatory restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Corl pursuant to our Optional Stock Purchase Program and Mandatory Stock Bonus Program.

(7)	Includes an annual incentive performance bonus cash amount of $705,000 and vested restricted stock units with a grant date fair value of $550,000 awarded to Mr. Harvey on January 25, 2008 pursuant to our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2007 annual incentive performance bonus. These vested restricted stock unit awards will be reflected in the 2008 Grants of Plan-Based Awards table in next year’s proxy statement.

(8)	Includes an annual incentive performance bonus cash amount of $825,000 and vested restricted stock units with a grant date fair value of $625,000 awarded to Mr. Harvey on January 26, 2007 pursuant to our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2006 annual incentive performance bonus. These vested restricted stock unit awards are reflected in the 2007 Grants of Plan-Based Awards table.

(9)	Includes an annual incentive performance bonus cash amount of $415,000 and vested restricted stock units with a grant date fair value of $325,000 awarded to Mr. Stadler on January 25, 2008 pursuant to our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2007 annual incentive performance bonus. These vested restricted stock unit awards will be reflected in the 2008 Grants of Plan-Based Awards table in next year’s proxy statement.

(10)	Includes an annual incentive performance bonus cash amount of $375,000 and vested restricted stock units with a grant date fair value of $300,000 awarded to Mr. Stadler on January 26, 2007 pursuant to our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2006 annual incentive performance bonus. These vested restricted stock unit awards are reflected in the 2007 Grants of Plan-Based Awards table.

(11)	Represents an annual incentive performance bonus cash amount of $1,162,500 in 2007 and $1,325,000 in 2006.

(12)	Mr. Corl resigned from the company, effective March 4, 2008.

2007 Grants of Plan-Based Awards

The following table discloses the actual number of vested and unvested restricted stock units granted in 2007 to our named executive officers and the grant date fair value of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Action Date(1)	Thresh- old ($)	Target(2) ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Martin Cohen	1/26/07	12/18/06	—	—	—	—	—	—	47,324	(3)	—	—	2,274,865

Robert H. Steers	1/26/07	12/18/06	—	—	—	—	—	—	47,324	(3)	—	—	2,274,865

Joseph M. Harvey	1/26/07	1/14/07	—	—	—	—	—	—	53,955	(4)	—	—	2,593,617

Matthew S. Stadler	1/26/07	12/18/06	—	—	—	—	—	—	21,451	(5)	—	—	1,031,150

James S. Corl	1/26/07	12/18/06	—	—	—	—	—	—	22,752	(6)	—	—	1,093,689

(1)	Restricted stock unit awards, including those restricted stock units awarded pursuant to our Mandatory Stock Bonus Program and Optional Stock Purchase Program are generally granted in the year following the fiscal year performance period. For instance, the restricted stock units granted to each of the named executive officers for 2007 were actually granted in January 2008 and therefore, are not included in this table since they were not granted in 2007.

The Compensation Committee acted to award year-end equity based awards for the 2006 performance period at its regularly scheduled meetings on December 18, 2006 and January 14, 2007, with the grants becoming effective on January 26, 2007. The average of the high and low price of our common stock on January 26, 2007 was used to determine the number of restricted stock units to be granted.

(2)	See “Annual Incentive Performance Bonus” in this Proxy Statement for a discussion of non-equity incentive plan awards.

(3)	Includes 8,321 restricted stock units that vest one-fifth ratably on the last business day of each of January 2008, 2009, 2010, 2011 and 2012. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 27,043 restricted stock units from our mandatory deferral of a portion of the executive’s 2006 annual incentive performance bonus, plus 6,760 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2008, 2009, 2010 and 2011. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on the last business day of January 2011. Payment of these mandatorily deferred amounts is contingent on continued employment.

Also includes 4,160 vested restricted stock units from the optional deferral by the executive of a portion of his 2006 annual incentive performance bonus, plus 1,040 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will be delivered on the last business day of January 2010, subject, in the case of the company match and the dividends, to continued employment.

(4)	Includes 10,401 restricted stock units that vest one-fifth ratably on the last business day of each of January 2008, 2009, 2010, 2011 and 2012. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 21,843 restricted stock units from our mandatory deferral of a portion of the executive’s 2006 annual incentive performance bonus, plus 5,460 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2008, 2009, 2010 and 2011. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on the last business day of January 2011. Payment of these mandatorily deferred amounts is contingent on continued employment.

Also includes 13,001 vested restricted stock units from the optional deferral by the executive of a portion of his 2006 annual incentive performance bonus, plus 3,250 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will be delivered on the last business day of January 2010, subject, in the case of the company match and the dividends, to continued employment.

(5)	Includes 10,921 restricted stock units from our mandatory deferral of a portion of the executive’s 2006 annual incentive performance bonus, plus 2,730 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2008, 2009, 2010 and 2011. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on the last business day of January 2011. Payment of these mandatorily deferred amounts is contingent on continued employment.

Also includes 6,240 vested restricted stock units from the optional deferral by the executive of a portion of his 2006 annual incentive performance bonus, plus 1,560 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will be delivered on the last business day of January 2010, subject, in the case of the company match and the dividends, to continued employment.

(6)	Also includes 18,202 restricted stock units from our mandatory deferral of a portion of the executive’s 2006 annual incentive performance bonus, plus 4,550 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2008, 2009, 2010 and 2011. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on the last business day of January 2011. Payment of these mandatorily deferred amounts is contingent on continued employment.

2007 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unvested restricted stock units for the named executive officers as of December 31, 2007.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin Cohen	—	—	—	—	—	87,389	(2)	2,619,048	—	—

Robert H. Steers	—	—	—	—	—	87,389	(2)	2,619,048	—	—

Joseph M. Harvey	—	—	—	—	—	128,583	(3)	3,853,633	—	—

Matthew S. Stadler	—	—	—	—	—	104,211	(4)	3,123,204	—	—

James S. Corl	—	—	—	—	—	70,477	(5)	2,112,196	—	—

(1)	Based on the closing price of Cohen & Steers common stock of $29.97 on December 31, 2007.

(2)	Includes 43,582 restricted stock units that were granted on January 27, 2006 and that vest ratably on each of January 27, 2008, 2009, 2010 and 2011; 8,321 restricted stock units that were granted on January 26, 2007 and that vest ratably on the last business day of each January 2008, 2009, 2010, 2011 and 2012; 33,803 restricted stock units deferred on January 26, 2007 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2008, 2009, 2010 and 2011; and 1,040 restricted stock units deferred on January 26, 2007 pursuant to our Optional Stock Purchase Program that generally vest on the last business day of January 2010. Also includes 643 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 20,350 restricted stock units that were granted on December 10, 2004 that vested on January 1, 2008; 49,744 restricted stock units that were granted on January 27, 2006 and that vest ratably on each of January 27, 2008, 2009, 2010 and 2011; 10,401 restricted stock units that were granted on January 26, 2007 and that vest ratably on the last business day of each January 2008, 2009, 2010, 2011 and 2012; 11,601 restricted stock units deferred on January 27, 2006 pursuant to our Mandatory Stock Bonus Program that generally vest on January 27, 2009; 27,303 restricted stock units deferred on January 26, 2007 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2008, 2009, 2010 and 2011; 3,867 restricted stock units deferred on January 27, 2006 pursuant to our Optional Stock Purchase Program that generally vest on January 27, 2009; and 3,250 restricted stock units deferred on January 26, 2007 pursuant to our Optional Stock Purchase Program that generally vest on the last business day of January 2010. Also includes 2,067 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(4)	Includes 71,663 restricted stock units that were granted on May 9, 2006 and that vest ratably on each of May 9, 2008, 2009 and 2010; 7,765 restricted stock units that were granted on January 27, 2006 and that vest ratably on each of January 27, 2008, 2009, 2010 and 2011; 6,368 restricted stock units deferred on January 27, 2006 pursuant to our Mandatory Stock Bonus Program that generally vest on January 27, 2009; 13,651 restricted stock units deferred on January 26, 2007 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2008, 2009, 2010 and 2011; 2,123 restricted stock units deferred on January 27, 2006 pursuant to our Optional Stock Purchase Program that generally vest on January 27, 2009; and 1,560 restricted stock units deferred on January 26, 2007 pursuant to our Optional Stock Purchase Program that generally vest on the last business day of January 2010. Also includes 1,081 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(5)	Includes 6,105 restricted stock units that were granted on December 10, 2004 that vested on January 1, 2008; 26,813 restricted stock units that were granted on January 27, 2006 and that vest ratably on each of January 27, 2008, 2009, 2010 and 2011; 11,988 restricted stock units deferred on January 27, 2006 pursuant to our Mandatory Stock Bonus Program that generally vest on January 27, 2009; 22,752 restricted stock units deferred on January 26, 2007 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2008, 2009, 2010 and 2011; and 1,598 restricted stock units deferred on January 27, 2006 pursuant to our Optional Stock Purchase Program that generally vest on January 27, 2009. Also includes 1,221 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

2007 Option Exercises and Stock Vested

The following table sets forth certain information regarding restricted stock units that vested in 2007 for the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Martin Cohen	—	—	32,545	(1)	1,230,741

Robert H. Steers	—	—	32,545	(1)	1,230,741

Joseph M. Harvey	—	—	72,022	(2)	2,802,018

Matthew S. Stadler	—	—	32,069	(3)	1,719,618

James S. Corl	—	—	30,829	(4)	1,091,321

(1)	Includes the vesting of 10,895 restricted stock units on January 27, 2007 with a value realized on vesting of $520,236 that were originally granted on January 27, 2006 and 17,490 restricted stock units on December 21, 2007 with a value realized on vesting of $510,534 that were originally granted on December 21, 2004. Also includes the grant of 4,160 vested restricted stock units voluntarily deferred by the executive on January 26, 2007 from his annual incentive performance bonus with a value realized on vesting of $199,971. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2010.

(2)	Includes the vesting of 20,350 restricted stock units on January 2, 2007 with a value realized on vesting of $817,460 that were originally granted on December 10, 2004; 12,435 restricted stock units on January 27, 2007 with a value realized on vesting of $593,771 that were originally granted on January 27, 2006; and 26,236 restricted stock units on December 21, 2007 with a value realized on vesting of $765,829 that were originally granted on December 21, 2004. Also includes the grant of 13,001 vested restricted stock units voluntarily deferred by the executive on January 26, 2007 from his annual incentive performance bonus with a value realized on vesting of $624,958. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2010.

(3)	Includes the vesting of 1,941 restricted stock units on January 27, 2007 with a value realized on vesting of $92,683 that were originally granted on January 27, 2006 and 23,888 restricted stock units on May 9, 2007 with a value realized on vesting of $1,326,978 that were originally granted on May 9, 2005. Also includes the grant of 6,240 vested restricted stock units voluntarily deferred by the executive on January 26, 2007 from his annual incentive performance bonus with a value realized on vesting of $299,957. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2010.

(4)	Includes the vesting of 6,105 restricted stock units on January 2, 2007 with a value realized on vesting of $245,238 that were originally granted on December 10, 2004; 6,702 restricted stock units on January 27, 2007 with a value realized on vesting of $320,021 that were originally granted on January 27, 2006; and 18,022 restricted stock units on December 21, 2007 with a value realized on vesting of $526,062 that were originally granted on December 21, 2004.

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment. The amount of compensation payable to each named executive officer in each situation is listed in the tables below.

Martin Cohen. The following table describes the potential payments upon termination for Martin Cohen, our co-chairman and co-chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death of the Executive		Disability of the Executive
Compensation:
Base Salary ($500,000)	$1,000,000	—	$1,000,000	—	$1,500,000		—		—
Annual Incentive Bonus	$2,000,000	—	$2,000,000	—	$3,000,000		$1,000,000		$1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	$2,619,048	(3)	$1,063,515	(4)	$1,063,515	(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	$256,606	$256,606	$256,606	—	$256,606		—		$256,606

Total	$3,256,606	$256,606	$3,256,606	—	$7,375,654		$2,063,515		$2,320,121

(1)	Assumes the executive’s date of termination is December 31, 2007 and the price per share of our common stock on the date of termination is $29.97 per share.

(2)	The employment agreement with Mr. Cohen provides that, if the executive’s employment terminates for any reason other than by us for cause, then Mr. Cohen and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Cohen of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the 1994 US UP-94 Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards and Practice Guidelines of the Actuarial Standards Board.

(3)	Includes the value of 51,903 unvested restricted stock units. Also includes 34,843 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 643 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(4)	Includes 34,843 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 643 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Robert H. Steers. The following table describes the potential payments upon termination for Robert H. Steers, our co-chairman and co-chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death of the Executive		Disability of the Executive
Compensation:
Base Salary ($500,000)	$1,000,000	—	$1,000,000	—	$1,500,000		—		—
Annual Incentive Bonus	$2,000,000	—	$2,000,000	—	$3,000,000		$1,000,000		$1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	$2,619,048	(3)	$1,063,315	(4)	$1,063,315	(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	$325,702	$325,702	$325,702	—	$325,702		—		$325,702

Total	$3,325,702	$325,702	$3,325,702	—	$7,444,750		$2,063,515		$2,389,017

(1)	Assumes the executive’s date of termination is December 31, 2007 and the price per share of our common stock on the date of termination is $29.97 per share.

(2)	The employment agreement with Mr. Steers provides that, if the executive’s employment terminates for any reason other than by us for cause, then Mr. Steers and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Steers of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the 1994 US UP-94 Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards and Practice Guidelines of the Actuarial Standards Board.

(3)	Includes the value of 51,903 unvested restricted stock units. Also includes 34,843 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 643 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(4)	Includes 34,843 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 643 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Joseph M. Harvey. The following table describes the potential payments upon termination for Joseph M. Harvey, our president.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death or Disability of the Executive
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	$3,853,633	(2)	$1,441,197	(3)

(1)	Assumes the executive’s date of termination is December 31, 2007 and the price per share of our common stock on the date of termination is $29.97 per share.

(2)	Includes the value of 80,495 unvested restricted stock units. Also includes 46,021 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 2,067 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 46,021 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 2,067 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Matthew S. Stadler. The following table describes the potential payments upon termination for Matthew S. Stadler, our executive vice president and chief financial officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death or Disability of the Executive
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	$3,123,204	(2)	$742,747	(3)

(1)	Assumes the executive’s date of termination is December 31, 2007 and the price per share of our common stock on the date of termination is $29.97 per share.

(2)	Includes the value of 79,428 unvested restricted stock units. Also includes 23,702 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 1,081 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 23,702 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 1,081 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

James S. Corl. The following table describes the potential payments upon termination for James S. Corl, an executive vice president.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death or Disability of the Executive
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	$2,112,196	(2)	$1,125,643	(3)

(1)	Assumes the executive’s date of termination is December 31, 2007 and the price per share of our common stock on the date of termination is $29.97 per share.

(2)	Includes the value of 32,918 unvested restricted stock units. Also includes 36,338 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 1,221 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 36,338 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 1,221 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Assumptions. Below is a description of the assumptions that were used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Restricted Stock Unit Acceleration. The executives will be entitled to the acceleration of their unvested and/or undelivered restricted stock units as described in the tables above if executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” each within the two-year period following a “change in control” of our company.

A “change in control” means the occurrence of any of the following events: (1) the complete liquidation of our company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any “person” or “group” other than certain permitted holders; (2) any person or group, other than the permitted holders, is or becomes the beneficial owner of our securities representing both (x) 20% or more of the combined voting power of the then outstanding securities of our company and (y) more of the combined voting power of the then outstanding securities of our company than Mr. Cohen and Mr. Steers in the aggregate; (3) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the board nominated by Mr. Cohen and Mr. Steers cease for any reason to constitute a majority of the board, then in office; or (4) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which we are involved, other than a merger, consolidation or amalgamation which would result in our shareholders immediately prior thereto continuing to own, in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

A termination is for “cause” if it is for any of the following: (1) the executive’s continued failure substantially to perform the executive’s duties to us (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by us to the executive of such failure, (2) the executive’s engagement in conduct inimical to our interests, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the executive’s employment, (3) the executive’s commission of, or plea of guilty or nolo contendere to, (x) a felony or (y) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to us or an affiliate, (4) the executive’s disclosure of our or our affiliates’ trade secrets or confidential information, or (5) the executive’s breach of any agreement with us or an affiliate, including, without limitation, any agreement with respect to confidentiality, nondisclosure, non-competition or otherwise.

A termination is “good reason” if it is for any of the following (1) the failure by us or one of our affiliates to pay or cause to be paid the executive’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due or (2) any substantial and sustained diminution in the executive’s authority or responsibilities; provided that either of the events described in clauses (1) and (2) of this sentence shall constitute good reason only if we and our affiliates fail to cure such event within 30 days after receipt from the executive of written notice of the event which constitutes good reason; provided, further, that “good reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given us written notice thereof prior to such date.

Pension Benefits

Other than our broad-based 401(k) Plan, we do not sponsor any pension plans.

Employment Agreements with Martin Cohen and Robert H. Steers

We have entered into identical employment agreements with Martin Cohen and Robert H. Steers (each, an “Executive”). Each employment agreement provides for the Executive’s employment as our co-chief executive officer and co-chairman of the Board of Directors. The employment agreements automatically extend for one-year periods unless either party gives the other 60 days prior notice that the term will not be extended.

Each employment agreement provides for an annual base salary of $500,000 and an annual incentive performance bonus as approved in the discretion of the Compensation Committee. The employment agreements previously provided for a minimum annual performance bonus amount of $1,000,000, but this provision was subsequently removed by amendment on February 27, 2008.

During the term, each Executive will be entitled to:

(1) employee benefits that are no less favorable than those employee benefits provided to him before the offering; and

(2) participate in all of our employee benefit programs on a basis which is no less favorable than is provided to any of our other executives.

Termination of employment. Pursuant to each employment agreement, if the Executive’s employment terminates prior to the expiration of the term due to his death or disability, the Executive will be entitled to receive:

(1) a payment equal to his target annual incentive performance bonus ($1,000,000) for the fiscal year in which the termination occurs;

(2) any accrued, but unpaid, base salary through the date of termination; and

(3) any accrued and earned, but unpaid, annual incentive performance bonus for any previously completed fiscal year.

As set forth in each employment agreement, if an Executive’s employment is terminated prior to the expiration of the term by us without “cause” or by the Executive for “good reason” or if we elect not to extend the term (each a “qualifying termination”), the Executive will be entitled, subject to his compliance with certain restrictive covenants, to a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following a change in control) the sum of his annual base salary and his target annual incentive performance bonus for the fiscal year in which the termination occurs. Any termination by us without cause within six months prior to a change in control will be deemed to be a termination of employment on the date of such change in control.

In the event of a termination of an Executive’s employment which is not a qualifying termination or a termination due to the Executive’s death or disability (including if the Executive resigns without good reason), the Executive will be entitled to receive only the accrued but unpaid salary through the date of termination and earned but unpaid bonus for the previously completed fiscal year.

Each employment agreement generally provides that, if the Executive’s employment terminates for any reason other than by us for cause, the Executive and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by the Executive of the same premiums he would have paid during such period of coverage if he were an active employee. In addition, each employment agreement provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the Executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

Restrictive covenants. Non-competition. Pursuant to each employment agreement, during the term of the agreement and, if the Executive’s employment is terminated by us for cause or by the Executive without good reason or the Executive elects not to extend the term, for one year following such termination of employment, the Executive generally will be prohibited from:

(1) seeking to provide or providing investment advisory services to certain persons to whom we or any of our affiliates render services;

(2) soliciting or seeking to induce or actually inducing certain of our employees or employees of our affiliates to discontinue their employment with us or hiring or employing such employees;

(3) competing with us and our affiliates;

(4) acquiring a financial interest in, or otherwise becoming actively involved with, any competitive business; and

(5) interfering with, or attempting to interfere with, business relationships between us or any of our affiliates and our customers, clients, suppliers, partners, members or investors.

Confidentiality, Intellectual Property and Non-Disclosure. Each Executive is subject to customary confidentiality, intellectual property and non-disclosure covenants, including a covenant which, in general, prohibits the Executive from disclosing, retaining or using for his or any other person’s benefit our confidential information and a covenant which, in general, requires the Executive to assign, transfer and convey to Cohen & Steers all rights and intellectual rights to any works of authorship, inventions, intellectual property, materials, documents or other work product by the Executive.

If the Executive breaches any of the restrictive covenants or the confidentiality, intellectual property or non-disclosure covenants, in addition to any remedies at law, the Executive agrees that we will be entitled to cease making any payments or providing any benefit otherwise required by the employment agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

If a dispute arises out of the employment agreement with an Executive, we will pay the Executive’s reasonable legal fees and expenses incurred in connection with such dispute if the Executive prevails in substantially all material respects on the issues presented for resolution.

Each employment agreement also provides that upon a termination of the Executive’s employment for any reason, in general, the Executive will retain the right to use his name in connection with future business ventures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

We have adopted a policy whereby all employees, directors and certain other related parties (as defined in paragraph (a) of Item 404 of Regulation S-K) who have a direct or indirect beneficial interest in a transaction or agreement in which we are a participant (regardless of the dollar amount involved in the transaction or whether the transaction must be disclosed publicly by us, but excluding all typical employee/employer transactions such as compensation or participation in any of the benefit plans we sponsor) must promptly disclose the facts and circumstances of that transaction or agreement to our general counsel. The general counsel will promptly communicate all such information to management and the Audit Committee. Management, in consultation with the Audit Committee, then determines whether the transaction may be consummated or permitted to continue.

If such transaction or agreement rises to the level of a “related party transaction,” then such transaction may not be consummated or continue without the approval or ratification of the Audit Committee. Members of the Audit Committee interested in a related party transaction must recuse themselves from any such vote. For these purposes, a “related party transaction” is any transaction that is (1) reportable by us under paragraph (a) of Item 404 of Regulation S-K, (2) in which we were or are to be a participant, (3) the amount involved exceeds $120,000 and (4) in which any related party had or will have a direct or indirect material interest.

Transactions or other arrangements between us and our client accounts, including registered investment companies for which we serve as an investment advisor, need not be approved or ratified. Further, asset management or other financial service relationships (such as those involving investment in various of our funds, investment vehicles or accounts) provided either by or to us and involving a director or employee (or his or her immediate family members, or a company or charitable organization of which the director or employee or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director) need not be approved or ratified so long as the following condition is satisfied: the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers.

Cohen & Steers Mutual Funds

The mutual funds for which we are the investment advisor are funds that we established and are marketed under our name. Mr. Cohen and Mr. Steers, our co-chairmen and co-chief executive officers, serve as co-chairmen of each Cohen & Steers closed-end and open-end mutual fund. Mr. Harvey, our president, serves as a vice-president of each Cohen & Steers closed-end and open-end mutual fund. Messrs. Cohen, Steers and Harvey do not receive compensation for their services from any Cohen & Steers mutual fund. There are no relationships between our other directors and the Cohen & Steers mutual funds or the institutional separate accounts for which we are the investment advisor.

S-corporation Distributions and Tax Indemnification Agreement

Since we were organized in 1986 and until our initial public offering in 2004, we were treated for federal and certain state income tax purposes as an S-corporation under Subchapter S of the Internal Revenue Code. As a result, our earnings were taxed, with certain exceptions, directly to our shareholders, Mr. Cohen and Mr. Steers, rather than to us, leaving our shareholders responsible for paying income taxes on these earnings. We historically paid distributions to our shareholders to enable them to pay their income tax liabilities as a result of our status as an S-corporation and, from time to time, to distribute previously undistributed S-corporation earnings and profits.

We have entered into a tax indemnification agreement with Mr. Cohen and Mr. Steers. Although we believe that we have met the requirements for an S-corporation, the agreement provides for, among other things, Mr. Cohen and Mr. Steers to indemnify us for any additional U.S. federal and state income taxes, including interest and penalties, incurred by us if for any reason we are deemed to have been a C-corporation during any period in which we reported our taxable income as an S-corporation. The tax indemnification obligation of Mr. Cohen and Mr. Steers will be limited to the aggregate amount of all distributions we made to them to pay taxes during any time that we reported our taxable income as an S-corporation but are deemed to have been a

C-corporation. The agreement also provides for payment by Mr. Cohen and Mr. Steers to us and by us to Mr. Cohen and Mr. Steers to adjust for any increases or decreases in tax liability arising from a tax audit that affects our tax liability and results in a corresponding adjustment to the tax liability of Mr. Cohen and Mr. Steers. We will increase, or gross up, our indemnification payments to Mr. Cohen and Mr. Steers to the extent necessary to take into account the increase in current tax liability incurred by Mr. Cohen and Mr. Steers on account of the indemnification payments. The amount of any payment cannot exceed the amount of benefit received by us or Mr. Cohen and Mr. Steers attributable to the adjustment in tax liability.

Registration Rights Agreement

Mr. Cohen and Mr. Steers have entered into a registration rights agreement with us, pursuant to which we have granted to them, their affiliates and certain of their transferees the right, as described below, to require us to register under the Securities Act shares of common stock (and other securities convertible into or exchangeable or exercisable for shares of common stock) held by them. Such registration rights are generally available to the rights holders until registration under the Securities Act is no longer required to enable them to resell the registrable securities owned by them. The registration rights agreement provides, among other things, that we will pay all expenses in connection with the first ten demand registrations requested by the rights holders and in connection with any registration commenced by us in which the rights holders participate through “piggyback” registration rights granted under such agreement. We have the right to postpone any demand registration if to register would require an audit of us other than our regular audit, if another registration statement which was not effected on Form S-3 has been declared effective under the Securities Act within 180 days or, for a period of 90 days, if we determine that it is in our best interests to do so. The rights of the rights holders to exercise their “piggyback” registration rights are subject to our right to reduce on a pro rata basis among all requesting holders the number of requested shares of common stock to be registered if in the opinion of the managing underwriter the total number of shares to be so registered exceeds that number which may be sold without having an adverse effect on the price, timing or distribution of the offering of the shares.

ITEM 2:

APPROVAL OF AMENDED AND RESTATED STOCK INCENTIVE PLAN

We are asking our shareholders to approve the Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan (as amended, the Amended and Restated Stock Incentive Plan) which has been amended to increase the number of shares of common stock with respect to which awards may be granted under the plan by 4,500,000 shares, subject to approval by our shareholders at the Annual Meeting. In this proposal, we are also asking our shareholders to re-approve the Amended and Restated Annual Incentive Plan. NYSE rules require that we obtain shareholder approval of the Amended and Restated Stock Incentive Plan in order for it to be effective.

The Amended and Restated Stock Incentive Plan is administered by the Compensation Committee, which is comprised of four independent Directors. The Amended and Restated Stock Incentive Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our employees, directors or consultants or those of our affiliates. The Compensation Committee has discretion to select the individuals to whom awards will be granted and to determine the type, size and terms of each award and has the authority to administer, construe and interpret the Amended and Restated Stock Incentive Plan. The Amended and Restated Stock Incentive Plan is primarily intended to provide broad-based equity compensation awards across all levels of the company. All of our employees (215 as of March 18, 2008) are eligible to participate in the Amended and Restated Stock Incentive Plan.

Prior to our initial public offering, our shareholders approved the Amended and Restated Stock Incentive Plan on June 7, 2004. As adopted, a total of 9,500,000 shares of common stock were initially reserved for issuance under the Amended and Restated Stock Incentive Plan. As of March 18, 2008, we had granted awards under the Amended and Restated Stock Incentive Plan with respect to 8,033,943 shares of common stock, leaving only 1,466,057 shares available for future awards under the Amended and Restated Stock Incentive Plan, subject to increases due to awards being forfeited or terminated, which are again available for grant under the Amended and Restated Stock Incentive Plan.

A key element of the Firm’s compensation philosophy is to deliver a portion of our employees’ total compensation in the form of stock-based awards. Through our mandatory and optional deferral programs, as well as other equity grants, restricted stock units comprise a significant portion of the total compensation package for our employees. We believe that stock-based awards foster an employee-ownership culture that aligns the interests of our employees directly with those of our shareholders and encourages employees to be prudent risk managers and to work together to ensure our continued financial success over time. Stock-based compensation also helps to retain high-performing employees through retention features such as significant vesting provisions and forfeiture provisions. In the event that a stock-based award is forfeited by an employee, the value of the award remains with the company. These restrictions also enhance shareholder alignment by having employees share in the upside and downside risk over any cyclical market periods that occur within the financial services industry. The Board of Directors unanimously recommends that the shareholders approve the Amended and Restated Stock Incentive Plan in order to permit us to continue to compensate employees, directors and consultants in part with stock-based awards rather than cash.

This proposal is also being submitted to our shareholders in order to ensure the Amended and Restated Stock Incentive Plan’s continued compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code denies a tax deduction for certain compensation in excess of $1,000,000 per year paid by a company to Covered Employees. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms pursuant to which the compensation is to be paid are disclosed and approved by shareholders prior to payment.

For the reasons stated above, the Board of Directors unanimously recommends a vote “FOR” approval of the Amended and Restated Stock Incentive Plan.

Description of the Amended and Restated Stock Incentive Plan

The following description of the Amended and Restated Stock Incentive Plan is not complete and is qualified by reference to the full text of the Amended and Restated Stock Incentive Plan, which is attached hereto as Appendix A.

The Amended and Restated Stock Incentive Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our employees, directors or consultants or those of our affiliates. As amended, a maximum of 14,000,000 shares of common stock may be subject to awards under the Amended and Restated Stock Incentive Plan. The maximum number of shares of common stock for which options and stock appreciation rights may be granted during a calendar year to any participant is 1,000,000. The number of shares of common stock issued or reserved pursuant to the Amended and Restated Stock Incentive Plan, or pursuant to outstanding awards, is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in the shares of common stock. Shares of common stock covered by awards that expire, terminate or lapse will again be available for grant under the Amended and Restated Stock Incentive Plan.

Administration. The Amended and Restated Stock Incentive Plan is administered by the Compensation Committee, which may delegate its duties and powers in whole or in part as it determines. However, our Board of Directors may take any action designated to the Compensation Committee under the Amended and Restated Stock Incentive Plan as it may deem necessary. The Compensation Committee has the sole discretion to determine the employees, directors and consultants to whom awards may be granted under the Amended and Restated Stock Incentive Plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards will be granted by the Compensation Committee to employees, directors and consultants in such numbers and at such times during the term of the Amended and Restated Stock Incentive Plan as the Compensation Committee shall determine. The Compensation Committee is authorized to interpret the Amended and Restated Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Amended and Restated Stock Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Amended and Restated Stock Incentive Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated Stock Incentive Plan in the manner and to the extent the Compensation Committee deems necessary or desirable.

Restricted Stock Units and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock units, shares of common stock, restricted stock and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares. The restricted stock units and other stock-based awards will be subject to the terms and conditions established by the Compensation Committee.

Options. The Compensation Committee shall determine the exercise price for each option; provided, however, that an option must have an exercise price that is at least equal to the fair market value of a share of common stock on the date the option is granted. An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by the Compensation Committee, by the surrender of a number of shares of common stock already owned by the option holder for at least six months, or other period consistent with applicable accounting rules, with a fair market value equal to the exercise price, (3) in a combination of cash and shares of common stock (as qualified by clause (2)), or (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of common stock being purchased. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the shares of common stock to be received upon exercise of the option.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights independent of or in connection with an option. The exercise price per share of a stock appreciation right shall be an amount determined by the Compensation Committee. Generally, each stock appreciation right shall entitle a participant upon exercise to an amount equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price per share, times (2) the number of shares of common stock covered by the stock appreciation right. Payment shall be made in shares of common stock or in cash, or partly in shares of common stock and partly in cash, all as shall be determined by the Compensation Committee.

Performance-Based Awards. During any period when Section 162(m) of the Internal Revenue Code is applicable to us and the Amended and Restated Stock Incentive Plan, certain other stock-based awards may be granted in a manner designed to make them deductible by us under Section 162(m) of the Internal Revenue Code (“Performance-Based Awards”). Such Performance-Based Awards will be determined based on the attainment of written objective performance goals approved by the Compensation Committee for a performance period of between one and five years. The Compensation Committee will establish the performance goals applicable to a performance period (1) while the outcome for that performance period is substantially uncertain and (2) no more than 90 days after the commencement of the performance period to which the performance goals relate or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals will be based upon one or more of the following criteria: (1) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share; (5) book value per share; (6) return on shareholders’ equity; (7) expense management; (8) return on investment; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvement of profit margins; (12) stock price; (13) market share; (14) revenue or sales; (15) costs; (16) cash flow; (17) working capital; (18) return on assets; (19) assets under management; and (20) total return. The maximum amount of a Performance-Based Award payable to any one participant under the Amended and Restated Stock Incentive Plan for a performance period is 1,000,000 shares of common stock or, in the event the Performance-Based Award is paid in cash, the equivalent cash value thereof on the last day of the performance period to which such Performance-Based Award relates.

Transferability. Unless otherwise determined by the Compensation Committee, awards granted under the Amended and Restated Stock Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

Change in Control. In the event of a change in control (as defined in the Amended and Restated Stock Incentive Plan), (1) if determined by the Compensation Committee, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to the change in control and (2) the Compensation Committee may (A) cancel the awards for fair value as determined by the Compensation Committee, (B) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Amended and Restated Stock Incentive Plan, as determined by the Compensation Committee, or (C) provide that for a period of at least 15 days prior to the change in control, the options will be exercisable as to all shares subject to such options and that the options will terminate upon the occurrence of the change in control. If a participant’s employment with us and our affiliates is terminated by the participant for “good reason” or by us without “cause” within the two-year period following a change in control, any outstanding awards then held by the participant which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of such termination of employment.

Amendment and Termination. Our Board of Directors may amend, alter or discontinue the Amended and Restated Stock Incentive Plan in any respect at any time, but no amendment, alteration or discontinuance may diminish any of the rights of a participant under any awards previously granted, without his or her consent. Unless earlier terminated, the Amended and Restated Stock Incentive Plan will expire on June 7, 2014.

New Plan Benefits under the Amended and Restated Annual Incentive Plan. Because future awards under the Amended and Restated Stock Incentive Plan will be granted at the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2007, relating to our equity compensation plans pursuant to which grants of restricted stock units or other rights to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Approved
Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan	6,990,182	(1)	2,509,818

Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan	172,689	(2)	327,311
Total Approved by Shareholders	7,162,871	(1)(2)	2,837,129

Not Approved
None	—	—	—

(1)	All of the awards granted under our Amended and Restated Stock Incentive Plan are restricted stock units, which by their nature do not have an exercise price.

(2)	85% of the fair market value of our common stock on last business day of each three-month offering period.

ITEM 3:

APPROVAL OF THE AMENDED AND RESTATED ANNUAL INCENTIVE PLAN

We are asking our shareholders to approve the Amended and Restated Cohen & Steers, Inc. 2004 Annual Incentive Plan (as amended, the Amended and Restated Annual Incentive Plan), which has been amended to increase the maximum bonus payment a participant may receive for a performance period under the Amended and Restated Annual Incentive Plan from $5,000,000 to $10,000,000. In this proposal, we are also asking our shareholders to re-approve the Amended and Restated Annual Incentive Plan.

The Board of Directors believes that the amendment increasing the maximum annual payment is necessary to provide flexibility to the Compensation Committee in structuring our annual compensation program in the future and for the company to continue to offer competitive compensation to its key executives.

This proposal is also being submitted to our shareholders in order to ensure the Amended and Restated Annual Incentive Plan’s continued compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code denies a tax deduction for certain compensation in excess of $1,000,000 per year paid by a company to Covered Employees. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms pursuant to which the compensation is to be paid are disclosed and approved by shareholders prior to payment.

For the reasons stated above, the Board of Directors unanimously recommends a vote “FOR” approval of the Amended and Restated Annual Incentive Plan.

Description of the Amended and Restated Annual Incentive Plan

The following description of the Amended and Restated Annual Incentive Plan is not complete and is qualified by reference to the full text of the Amended and Restated Annual Incentive Plan, which is attached hereto as Appendix B.

Purpose. The Amended and Restated Annual Incentive Plan is a bonus plan designed to provide certain of our employees with incentive compensation based upon the achievement of pre-established performance goals. The Amended and Restated Annual Incentive Plan is designed to comply with the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code during any period during which Section 162(m) of the Internal Revenue Code is applicable. The purpose of the Amended and Restated Annual Incentive Plan is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance.

Administration. The Amended and Restated Annual Incentive Plan is administered by the Compensation Committee. However, our Board of Directors may take any action designated to the Compensation Committee under the Amended and Restated Annual Incentive Plan as it may deem necessary. The Compensation Committee may delegate its authority under the Amended and Restated Annual Incentive Plan except in cases where such delegation would disqualify compensation paid under the Amended and Restated Annual Incentive Plan intended to be exempt under Section 162(m) of the Internal Revenue Code.

Eligibility; Awards. Awards may be granted to our officers and key employees in the sole discretion of the Compensation Committee. The Amended and Restated Annual Incentive Plan provides for the payment of incentive bonuses, in the form of cash, restricted stock, restricted stock units, stock appreciation rights, stock options (of equivalent value) and/or some combination of the foregoing. Any equity-based awards will be made pursuant to the Amended and Restated Stock Incentive Plan.

Performance Goals. The Compensation Committee establishes the performance periods over which performance objectives will be measured. A performance period may be for a fiscal year or a multi-year cycle, as determined by the Compensation Committee. Within 90 days after each performance period begins (or such other date as may be required by Section 162(m) of the Internal Revenue Code), the Compensation Committee will establish (1) the performance objective or objectives that must be satisfied for a participant to receive a bonus for such performance period, and (2) the target incentive bonus for each participant. Notwithstanding the foregoing, with respect to the performance period during which the effective date of the Amended and Restated Annual Incentive Plan occurs, the Compensation Committee shall establish such performance objectives and target incentive bonuses within 60 days after the effective date. Performance objectives will be based upon one or more of the following criteria, as determined by the Compensation Committee: (1) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share; (5) book value per share; (6) return on shareholders’ equity; (7) expense management; (8) return on investment; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvement of profit margins; (12) stock price; (13) market share; (14) revenue or sales; (15) costs; (16) cash flow; (17) working capital; (18) return on assets; (19) assets under management; and (20) total return. The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine. The performance measures and objectives established by the Compensation Committee may be different for different fiscal years and different objectives may be applicable to different officers and employees.

As soon as practicable following the applicable performance period, the Compensation Committee will determine (1) whether and to what extent any of the performance objectives established for such performance period have been satisfied, and (2) for each participant employed as of the last day of the performance period for which the bonus is payable, the actual annual incentive performance bonus to which such participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Compensation Committee may deem appropriate.

Annual Limitation on Bonus Payments to Any Individual. No participant may receive a bonus under the Amended and Restated Annual Incentive Plan, with respect to any fiscal year, in excess of $5,000,000. The proposed amendment would change this limit to $10,000,000. The Compensation Committee has absolute discretion to reduce or eliminate the amount otherwise payable to any participant under the Amended and Restated Annual Incentive Plan and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s target incentive bonus.

Change in Control. If there is a change in control (as defined in the Amended and Restated Annual Incentive Plan), our Board of Directors, as constituted immediately prior to the change in control, shall determine in its discretion whether the performance criteria have been met or will be deemed to have been met for the year in which the change in control occurs.

Termination of Employment. If a participant dies or becomes disabled prior to the last day of a performance period, the participant may receive an annual bonus equal to the bonus otherwise payable to the participant based upon actual company performance for the applicable performance period or, if determined by the Compensation Committee, based upon achieving targeted performance objectives, pro-rated for the days of employment during the performance period.

Payment of Awards. Payment of any bonus amount is made to participants as soon as practicable after the Compensation Committee certifies that one or more of the applicable objectives has been attained, or, where the Compensation Committee will reduce, eliminate or limit the bonus, as described above, the Compensation Committee determines the amount of any such reduction.

Amendment and Termination of Plan. Our Board of Directors or the Compensation Committee may at any time amend, suspend, discontinue or terminate the Amended and Restated Annual Incentive Plan, subject to shareholder approval if such approval is necessary to maintain the Amended and Restated Annual Incentive Plan in compliance with Section 162(m) of the Internal Revenue Code or any other applicable law or regulation. Unless earlier terminated, the Amended and Restated Annual Incentive Plan will expire on June 7, 2014.

New Plan Benefits Under the Amended and Restated Annual Incentive Plan. Because future awards under the Amended and Restated Annual Incentive Plan will be granted at the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

ITEM 4:

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting on February 27, 2008, the Board of Directors, upon the recommendation of its Audit Committee, appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2008. Representatives of the firm of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2008.

Fees Incurred by Cohen & Steers for Deloitte & Touche LLP

Aggregate fees billed to us for the fiscal years ended December 31, 2007 and 2006 by our independent registered public accounting firm, Deloitte & Touche LLP and its affiliates, are set forth below.

	2007	2006
Audit Fees(a)	$746,450	$685,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(b)	3,000	20,408

Total	$749,450	$705,408

(a)	Fees for audit services billed in 2007 and 2006 consisted primarily of:

•	Audit of our annual consolidated financial statements.

•	Audit of our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

•	Reviews of our quarterly consolidated financial statements.

•	Audits of our regulated subsidiaries.

•	Consultation on accounting and financial reporting standards arising during the course of the audit or review.

•	Review of annual and interim report materials.

•	Review and required procedures related to SEC filings.

•	Attendance at Audit Committee meetings at which matters relating to the audit or review were discussed.

(b)	All other fees in 2007 consisted of the procurement of an on-line accounting research tool offered by Deloitte & Touche to its clients and in 2006 consisted of the partial payment of the audit fee related to Cohen & Steers Europe S.A. and the procurement of an on-line accounting research tool offered by Deloitte & Touche to its clients.

Audit Committee Pre-Approval Policy

In accordance with the Cohen & Steers Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services during fiscal 2006 and 2007 performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services (even though the pre-approval of fees is not required by the SEC rules) and the other terms of the engagement.

Periodically, and no later than at its first meeting of each fiscal year, the Audit Committee reviews and pre-approves all audit, audit-related, tax and all other services that we expect to be performed by our independent registered public accounting firm for us. The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions under the Policy to the Audit Committee at its next scheduled meeting.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF

PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

In accordance with the rules of the SEC, to be considered for inclusion in our Proxy Statement and form of proxy for our 2009 Annual Meeting of Shareholders, a shareholder proposal must be received by us at our principal executive offices at 280 Park Avenue, New York, New York 10017 by December 4, 2008, pursuant to the requirements of Rule 14a-8 under the Exchange Act. The proposal should be sent to the attention of our Corporate Secretary.

In addition, our Bylaws set forth procedures to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board of Directors at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to our Corporate Secretary. To be timely, such notice must be delivered to the principal executive offices of Cohen & Steers not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

 LOGO

Francis C. Poli Corporate Secretary

Appendix A

AMENDED AND RESTATED

COHEN & STEERS, INC.

2004 STOCK INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)	Cause: “Cause” as defined in an applicable Award agreement, or if not defined therein, “Cause” as defined in an employment agreement between the applicable Participant and the Company or its Affiliates or, if not defined therein or if there is no such agreement, “Cause” shall mean (i) the Participant’s continued failure substantially to perform the Participant’s duties to the Company and its Affiliates (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure, (ii) the Participant’s engagement in conduct inimical to the interests of the Company or an Affiliate, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the Participant’s Employment or engagement, (iii) the Participant’s commission of, or plea of guilty or nolo contendere to, (A) a felony or (B) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or an Affiliate, (iv) the Participant’s disclosure of trade secrets or confidential information of the Company or an Affiliate, or (v) the Participant’s breach of any agreement with the Company or an Affiliate in respect of confidentiality, nondisclosure, non-competition or otherwise.

(g)	Change in Control: The occurrence of any of the following events:

(i)	the complete liquidation of the Company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act), other than the Permitted Holders;

(ii)	any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company (or any entity which controls the Company) representing both (x) 20% or more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) and (y) more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) than the Cohen/Steers Holders in the aggregate;

(iii)	during any period of twenty-four consecutive months (not including any period prior to the date that the Company completes a registered initial public offering), individuals who at the beginning of such period constituted the Board (together with any new directors (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions, including but not limited to, an actual or threatened proxy contest, which if consummated would constitute a Change in Control under clauses (i), (ii) or (iv) of this Section 2(g)) nominated by any Cohen/Steers Holder and/or whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or

(iv)	the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

(h)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)	Cohen/Steers Holder: Each member of the Cohen Group, each member of the Steers Group and each Cohen/Steers Entity.

(j)	Committee: The Compensation Committee of the Board.

(k)	Company: Cohen & Steers, Inc., a Delaware corporation.

(l)	Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Affiliate of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

(m)	Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(n)	Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(o)	Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; provided that, in the event of an initial public offering of the Shares of the Company, the Fair Market Value on the date of such initial public offering shall be the price at which the initial public offering was made; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(p)	Good Reason: “Good Reason” as defined in an applicable Award agreement, or if not defined therein, “Good Reason” as defined in defined in an employment agreement between the applicable Participant and the Company or its Affiliates or, if not defined therein or if there is no such agreement, “Good Reason” shall mean (i) the failure of the Company to pay or cause to be paid the Participant’s base salary or annual bonus, if any, when due or (ii) any substantial and sustained diminution in the Participant’s authority or responsibilities; provided that either of the events described in clauses (i) and (ii) of this Section 2(o) shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.

(q)	ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(r)	LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

(s)	Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(t)	Option: A stock option granted pursuant to Section 6 of the Plan.

(u)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(v)	Participant: An employee, director or consultant of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(w)	Permitted Holder: As of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (iii) any of Martin Cohen, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Cohen Group”), (iv) any of Robert Steers, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Steers Group”), and (v) any trust established and maintained primarily for the benefit of any member of the Cohen Group and/or Steers Group or any entity controlled by any member of the Cohen Group and/or Steers Group (a “Cohen/Steers Entity”).

(x)	Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(y)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(z)	Plan: The Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan.

(aa)	Shares: Shares of common stock, par value $.01 per Share, of the Company.

(bb)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(cc)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is 14,000,000. The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 1,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4. Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as

“Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent Rule 16b-3 under the Act and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Board may delegate to any committee of the Board, which committee may include one or more members of the Board who are also officers (including any Co-Chief Executive Officer) of the Company (a “Subcommittee”), the authority to grant Awards under the Plan to Participants who are neither directors of the Company nor “officers” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934. Subject to the immediately preceding sentence, for purposes of this Plan, wherever the term “Committee” is used, it shall be deemed to also refer to the Subcommittee as appropriate. The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5. Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, nonqualified stock options or ISOs for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)

Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clause (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee;

provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO shall have a per Share Option Price of less than the Fair Market Value of a Share on the date granted or have a term in excess of ten years; provided, however, that no ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7. Terms and Conditions of Stock Appreciation Rights

(a)	Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee, but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (I) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (II) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (1) the excess of (y) the Fair Market Value on the exercise date of one Share over (z) the Option Price per Share, times (2) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)	Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

8. Other Stock-Based Awards

(a)	Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)

Performance-Based Awards. Notwithstanding anything to the contrary herein, during any period when Section 162(m) of the Code is applicable to the Company and the Plan, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period of between one and five years established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) assets under management; and (xx) total return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award payable to any one Participant under the Plan for a performance period is 1,000,000 Shares or, in the event the Performance-Based Award is paid in cash, the equivalent cash value thereof on the last day of the performance period to which such Performance-Based Award relates. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price of any Option or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

(b)	Change in Control.

(i)	In the event of a Change in Control after the Effective Date, (A) if determined by the Committee in the applicable Award agreement or otherwise determined by the Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (B) the Committee may, but shall not be obligated to, (x) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price of such Options or the aggregate exercise price of such Stock Appreciation Rights, as the case may be, or (y) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (z) provide that for a period of at least 15 days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

(ii)	If a Participant’s employment with the Company and its Affiliates is terminated by the Company or any of its Affiliates without Cause or by the Participant for Good Reason within the two-year period following a Change in Control after the Effective Date, any outstanding Awards then held by the Participant which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of such termination of employment.

10. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12. Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13. Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

14. International Participants

With respect to Participants who reside or work outside the United States of America and, to the extent the Company and the Plan are subject to Section 162(m) of the Code, who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

15. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

16. Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

Appendix B

AMENDED AND RESTATED

COHEN & STEERS, INC.

2004 ANNUAL INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to enable the Company and its Affiliates to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	“Affiliate” shall mean, with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	“Beneficial Owner” shall mean a “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Change in Control” means the occurrence of any of the following events:

(i)	the complete liquidation of the Company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act), other than the Permitted Holders;

(ii)	any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company (or any entity which controls the Company) representing both (I) 20% or more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) and (II) more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) than the Cohen/Steers Holders in the aggregate;

(iii)	during any period of twenty-four consecutive months (not including any period prior to the date that the Company completes a registered initial public offering), individuals who at the beginning of such period constituted the Board (together with any new directors (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions, including but not limited to, an actual or threatened proxy contest, which if consummated would constitute a Change in Control under clauses (i), (ii) or (iv) of this Section 2(e)) nominated by any Cohen/Steers Holder and/or whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or

(iv)	the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	“Committee” shall mean the Compensation Committee of the Board.

(h)	“Company” shall mean Cohen & Steers, Inc., a Delaware corporation.

(i)	“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(j)	“Participant” shall mean each executive officer of the Company and other key employee of the Company or an Affiliate whom the Committee designates as a participant under the Plan.

(k)	“Performance Period” shall mean each fiscal year or multi-year cycle as determined by the Committee.

(l)	“Permitted Holder” shall mean, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (iii) any of Martin Cohen, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Cohen Group”), (iv) any of Robert Steers, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Steers Group”), and (v) any trust established and maintained primarily for the benefit of any member of the Cohen Group and/or Steers Group or any entity controlled by any member of the Cohen Group and/or Steers Group (a “Cohen/Steers Entity”).

(m)	“Person” shall mean a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(n)	“Plan” shall mean the Amended and Restated Cohen & Steers, Inc. 2004 Annual Incentive Plan, as set forth herein and as may be amended from time to time.

(o)	“Share” shall mean a share of common stock of the Company.

(p)	“Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Administration

The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary; provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, in no event shall the Plan be interpreted in a manner which would cause any award intended to be qualified as performance-based compensation under Section 162(m) of the Code to fail to so qualify. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or an Affiliate) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct. The Committee may delegate its authority under this Plan; provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the four most highly compensated executive officers (as determined under Section 162(m) of the Code and regulations thereunder) of the Company and any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

4. Bonuses

(a)	Performance Criteria. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period. Notwithstanding the foregoing, with respect to the Performance Period during which the Effective Date (as defined in Section 6(a)) occurs, the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period within 60 days after the Effective Date. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) assets under management; and (xx) total return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(b)	Target Incentive Bonuses. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall establish target incentive bonuses for each individual Participant. Notwithstanding the foregoing, with respect to the Performance Period during which the Effective Date occurs, the Committee shall establish target incentive bonuses for each individual Participant within 60 days after the Effective Date.

(c)	Maximum Amount Payable. As soon as practicable after the Performance Period ends, the Committee shall determine (i) whether and to what extent any of the performance objectives established for the relevant Performance Period under Section 4(a) have been satisfied and (ii) for each Participant who is employed by the Company or one of its Affiliates on the last day of the Performance Period for which the bonus is payable, the actual bonus to which such Participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Committee may deem appropriate. Any provision of this Plan notwithstanding, in no event shall any Participant receive a bonus under this Plan in respect of any fiscal year of the Company in excess of $10 million.

(d)	Negative Discretion. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(c) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c).

(e)	Death or Disability. If a Participant dies or becomes disabled prior to the last day of the Performance Period for which the bonus is payable, such Participant may receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or disability occurs prior to and including the date of the Participant’s death or disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(f)	Change in Control. In the event of a Change in Control, the Board (as constituted immediately prior to the Change in Control) shall, in its sole discretion, determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change in Control occurs.

5. Payment

(a)	In General. Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus.

(b)	Form of Payment. The Committee shall determine whether any bonus payable under this Plan is payable in cash, or in restricted stock, restricted stock units, stock appreciation rights or options (of equivalent value) awarded under the Cohen & Steers, Inc. 2004 Stock Incentive Plan (as amended from time to time), or any combination thereof.

6. General Provisions

(a)	Effectiveness of the Plan. The Plan shall become effective on the date on which it is adopted by the Board (the “Effective Date”), subject to the approval of the shareholders of the Company. The Plan shall expire on the tenth anniversary of the Effective Date.

(b)	Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year which has already commenced and, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as under Section 162(m) of the Code.

(c)	Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural Person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d)	No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Affiliates. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(e)	No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(f)	Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(g)	Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

(h)	Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

(j)	Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

COHEN & STEERS, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Francis C. Poli and Salvatore Rappa, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Cohen & Steers, Inc. held of record by the undersigned as of March 18, 2008, at the 2008 Annual Meeting of Stockholders to be held on May 9, 2008, beginning at 9:00 a.m., local time, at Cohen & Steers corporate headquarters located at 280 Park Avenue, New York, New York and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, and FOR Item 4.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Cohen & Steers written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

(This card is continued on the reverse side. Please sign on the reverse side and return promptly in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù  FOLD AND DETACH HERE  Ù

COHEN & STEERS, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

Friday, May 9, 2008

9:00 A.M., Local Time

COHEN & STEERS, INC.

280 PARK AVENUE

NEW YORK, NEW YORK 10017

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting

The proxy materials for the Annual Meeting, including the 2007 Annual Report and Proxy

Statement, are available over the Internet by accessing the “Corporate Info” section of the company’s Web site at www.cohenandsteers.com. Other information on the company’s

Web site does not constitute a part of the company’s proxy materials.

The Board of Directors recommends a vote FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, and FOR Item 4.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

All shares will be voted as instructed below. In the absence of instructions, all shares will be voted FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, and FOR Item 4.

1.	Election of Directors

	Nominees: 01 Martin Cohen 02 Robert H. Steers 03 Richard E. Bruce 04 Peter L. Rhein 05 Richard P. Simon 06 Edmond D. Villani	FOR all nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐	2. Approval of the Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				3. Approval of the Amended and Restated Cohen & Steers, Inc. 2004 Annual Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR all nominees, except vote withheld from the following nominees (if any):				4. Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

_____________________________________

Signature	Signature	Date

IMPORTANT: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/cns Use the internet to vote your proxy. Have your proxy card in hand when you access the web site and follow the instructions.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call and follow the instructions.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.